As filed with the Securities and Exchange Commission on April 22, 2004

Registration Nos. 333-	333- 01	333- 03
333- 02

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER THE

SECURITIES ACT OF 1933

THE CHARLES SCHWAB CORPORATION

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation or organization)

94-3025021

(I.R.S. Employer Identification Number)

SCHWAB CAPITAL TRUST I	SCHWAB CAPITAL TRUST II	SCHWAB CAPITAL TRUST III

(Exact name of each registrant as specified in its certificate of trust)

Delaware	Delaware	Delaware
(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)	(State or other jurisdiction of incorporation or organization)
20-1018727	20-1018754	20-1018790
(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)	(I.R.S. Employer Identification Number)

120 Kearny Street

San Francisco, California 94108

(415) 627-7000

(Address, including zip code, and telephone number, including area code, of each registrant’s principal executive offices)

Christopher V. Dodds

Executive Vice President and Chief Financial Officer

The Charles Schwab Corporation

120 Kearny Street

San Francisco, California 94108

(415) 627-7000

(Name and address, including zip code, and telephone number, including area code, of agent for service of process for each registrant)

With a copy to:

Lawrence B. Rabkin, Esq.

Howard, Rice, Nemerovski, Canady, Falk & Rabkin

A Professional Corporation

Three Embarcadero Center

Suite 700

San Francisco, California 94111

(415) 434-1600

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this Registration Statement as determined by market conditions.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)(2)(3)		Amount of Registration Fee(3)

Debt Securities of The Charles Schwab Corporation(1)(4)	—		—

Junior Subordinated Debentures of The Charles Schwab Corporation(1)(10)	—		—

Preferred Stock of The Charles Schwab Corporation, par value $0.01 per share(1)(5)(6)	—		—

Depositary Shares(1)(6)	—		—

Common Stock of The Charles Schwab Corporation, par value $0.01 per share(1)(7)	—		—

Purchase Contracts(1)(8)	—		—

Units(1)(9)	—		—

Trust Preferred Securities of Schwab Capital Trust I(1)(10)	—		—

Trust Preferred Securities of Schwab Capital Trust II(1)(10)	—		—

Trust Preferred Securities of Schwab Capital Trust III(1)(10)	—		—

Warrants(1)(11)	—		—

Guarantees of Trust Preferred Securities of Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III by The Charles Schwab Corporation and certain back-up undertakings(1)(12)	—		—

Total	$1,000,000,000	(1)	$126,700	(3)

(1)	In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $1,000,000,000 or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. If debt securities are issued at original issue discount, The Charles Schwab Corporation may issue a higher principal amount of debt securities so long as the initial offering price does not exceed $1,000,000,000 (less the dollar amount of any securities previously issued hereunder), or the equivalent thereof in one or more foreign currencies, foreign currency units or composite currencies. The aggregate amount of the common stock registered hereunder is further limited to that which is permissible under Rule 415(a)(4) under the Securities Act of 1933. The securities registered hereunder may be sold separately, together, or as units with other securities registered hereunder.
(2)	Exclusive of accrued interest and distributions, if any.
(3)

The proposed maximum aggregate offering price has been estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933. Rule 457(o) permits the registration fee to be calculated on the basis of the maximum offering price of all of the securities listed and, therefore, the table does not specify by each class information as to the amount to be registered, the maximum offering price per unit or the proposed maximum aggregate offering price.

(4)	Subject to note (1) above, there is being registered hereunder an indeterminate principal amount of debt securities as may be sold, from time to time at indeterminate prices, by The Charles Schwab Corporation.
(5)	Subject to note (1) above, there is being registered hereunder an indeterminate number of shares of preferred stock as may be sold, from time to time at indeterminate prices, by The Charles Schwab Corporation. An indeterminate number of shares of preferred stock may also be issued upon settlement of the purchase contracts or units or upon exercise of the warrants.
(6)	Subject to note (1) above, there is being registered hereunder an indeterminate number of depositary shares to be evidenced by depositary receipts. In the event The Charles Schwab Corporation elects to offer to the public fractional interests in shares of preferred stock registered hereunder, depositary receipts will be distributed to those persons purchasing the fractional interests and the shares of preferred stock will be issued to the depositary. An indeterminate number of depositary shares may also be issued upon settlement of the purchase contracts or units or upon exercise of the warrants.
(7)	Subject to note (1) above, there is being registered hereunder an indeterminate number of shares of common stock as may be sold, from time to time at indeterminate prices, by The Charles Schwab Corporation. An indeterminate number of shares of common stock may also be issued upon settlement of the purchase contracts or units or upon exercise of the warrants.
(8)	Each purchase contract is a contract under which upon settlement either the holder will purchase from The Charles Schwab Corporation or The Charles Schwab Corporation will purchase from the holder a fixed or variable number of shares of common stock, preferred stock, depositary shares or other securities of The Charles Schwab Corporation. Subject to note (1) above, there is being registered hereunder an indeterminate amount of such contracts, which includes an indeterminate number of shares of common stock, preferred stock, depositary shares or other securities, as applicable, issuable upon settlement of these contracts.
(9)	Each unit is a unit consisting of a combination of any of the other securities registered under the registration statement and may also include debt obligations of third parties, such as U.S. Treasury securities, that may be purchased with the proceeds of sales of units. Subject to note (1), there is being registered hereunder an indeterminate amount of such units.
(10)	Subject to note (1) above, there is being registered hereunder an indeterminate number of trust preferred securities of Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III and an indeterminate principal amount of junior subordinated debentures of The Charles Schwab Corporation. Junior subordinated debentures may be issued and sold to Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III. The junior subordinated debentures may later be distributed to the holders of trust preferred securities upon termination of Schwab Capital Trust I, Schwab Capital Trust II or Schwab Capital Trust III and the distribution of the assets thereof.
(11)	Subject to note (1) above, there is being registered hereunder an indeterminate amount and number of warrants. Warrants may be issued together with any registered securities or other warrants and may be exercised to purchase debt securities or to purchase or sell (i) securities of one or more issuers, including our common or preferred stock or other securities described in this registration statement or debt or equity securities of third parties; (ii) one or more currencies or currency units; (iii) one or more commodities; (iv) any instrument whose value is tied to or relates to any financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or (v) any instrument whose value is tied to or relates to one or more indices or baskets of the items described above.
(12)	Includes the obligations of The Charles Schwab Corporation under (i) the Amended and Restated Trust Agreement of each of Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III, (ii) the guarantees issued with respect to the trust preferred securities issued by the Trusts and (iii) the junior subordinated debentures purchased by the Trusts and the related junior subordinated indenture, including the agreement of The Charles Schwab Corporation to pay all trust obligations other than the trust preferred securities and the common securities, which taken together, fully, irrevocably and unconditionally guarantee all of the respective obligations of Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III. Subject to note (1) above, there is being registered hereunder an indeterminate amount of such obligations and guarantees. No separate consideration will be received for these obligations or for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, PRELIMINARY PROSPECTUS DATED APRIL 22, 2004

$1,000,000,000

The Charles Schwab Corporation

Debt Securities

Junior Subordinated Debentures

Preferred Stock

Depositary Shares

Common Stock

Warrants

Purchase Contracts

Units Consisting of Two or More Securities

Schwab Capital Trust I	Schwab Capital Trust II	Schwab Capital Trust III

Trust Preferred Securities

Fully and Unconditionally Guaranteed by The Charles Schwab Corporation

By this prospectus, The Charles Schwab Corporation may offer and sell debt securities, junior subordinated debentures, preferred stock, depositary shares, common stock, warrants, purchase contracts and units consisting of two or more of the securities being offered by this prospectus. Our debt securities, junior subordinated debentures and shares of preferred stock may be convertible into or exchangeable for shares of our common stock or other securities.

Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III are Delaware statutory trusts and are referred to as the trusts. Each trust may from time to time:

•	sell trust preferred securities representing undivided beneficial interests in the trust to the public;

•	sell trust common securities representing undivided beneficial interests in the trust to The Charles Schwab Corporation;

•	use the proceeds from these sales to buy an equal principal amount of junior subordinated debentures of The Charles Schwab Corporation; and

•	distribute the cash payments it receives or the junior subordinated debentures it owns to the holders of the trust preferred and trust common securities.

We will fully and unconditionally guarantee the payment by the trusts of the trust preferred securities based on obligations discussed in this prospectus. This is called the trust preferred securities guarantee.

The common stock of The Charles Schwab Corporation is traded on the New York Stock Exchange under the symbol “SCH.”

We will provide specific terms of these securities in supplements to this prospectus. You should read this prospectus and any supplements carefully before you invest.

This prospectus may be used to offer and sell securities only if accompanied by the prospectus supplement for those securities.

A security is not a deposit or other obligation of any bank or savings association and the securities are not insured or guaranteed by the Federal Deposit Insurance Corporation or any other governmental agency.

Neither the Securities and Exchange Commission, any state securities commission, the Federal Deposit Insurance Corporation, the Board of Governors of the Federal Reserve System nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Charles Schwab & Co., Inc., which is our wholly owned subsidiary, or any of our affiliates may use this prospectus and any accompanying prospectus supplement in connection with offers and sales of the securities in market-making transactions for any of the securities listed above or similar securities after their initial sale. Unless you are informed otherwise in the confirmation of sale, this prospectus is being used in a market-making transaction.

The date of this prospectus is                     , 2004

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission, which we refer to as the SEC, utilizing a “shelf” registration process. Under this shelf registration process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings up to a total dollar amount of $1,000,000,000. We may offer debt securities of The Charles Schwab Corporation; trust preferred securities of the trusts and related junior subordinated debentures and guarantees of The Charles Schwab Corporation; preferred stock, depositary shares and common stock of The Charles Schwab Corporation; and purchase contracts and units consisting of two or more securities. We may also offer warrants to purchase debt securities or warrants to purchase or sell, or whose cash value is determined by reference to the performance level, or value of, one or more of:

•	securities of one or more issuers, including our common stock, preferred stock or depositary shares, other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies, currency units or composite currencies;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more indices or baskets of the items described in this paragraph.

This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.” The prospectus supplement may also contain information about United States federal income tax considerations relating to the securities covered by the prospectus supplement.

References in this prospectus to “we,” “us” and “our” mean The Charles Schwab Corporation. References to the “trusts” mean Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III. References to “junior subordinated debentures” mean junior subordinated debentures issued by us to a trust in connection with the trust’s issuance of trust preferred securities.

FORWARD-LOOKING STATEMENTS

This prospectus and any accompanying prospectus supplements do or may contain or incorporate statements that are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (referred to here as the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (referred to here as the “Exchange Act”). Forward-looking statements are identified by words such as “believe,” “anticipate,” “expect,” “intend,” “plan,” “will,” “may” and other similar expressions. These statements, which may be expressed in a variety of ways, including the use of future or present tense language, refer to future events. Our actual results, performance or achievements could be significantly different from the results expressed in or implied by these forward-looking statements. These statements are subject to risks and uncertainties, including but not limited to risks described in the prospectus supplement or the documents incorporated by reference. When considering these forward-looking statements, you should keep in mind these risks, uncertainties and other cautionary statements made or incorporated in this prospectus and the prospectus supplements. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference into this prospectus and any accompanying prospectus supplement might not occur. You should refer to our periodic and current reports filed with the SEC or to an applicable prospectus supplement for specific risks which could cause actual results to be significantly different from those expressed or implied by these forward-looking statements.

Statements in this prospectus and any prospectus supplement speak only as of the date on which these statements are made, and we undertake no obligation to update any statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement (Nos. 333-            , 333-            -01, 333-            -02 and 333-            -03) under the Securities Act relating to the securities offered by this prospectus. This prospectus is a part of that registration statement, which includes additional information.

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at http://www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at http://www.aboutschwab.com. Our website is not a part of this prospectus. You may also read and copy any document we file at the SEC’s Public Reference Room, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330.

Because our common stock is listed on the NYSE, you may also inspect reports, proxy statements and other information about us at the offices of the NYSE, 20 Broad Street, New York, New York 10005.

The SEC allows us to “incorporate by reference” information we file with it, which means that we can disclose important information to you by referring you to other documents. The information incorporated by reference is considered to be a part of this prospectus and information that we file later with the SEC will automatically update and supersede this information. In all cases, you should rely on the later information over different information included in this prospectus.

We incorporate by reference the document listed below and any future filings we will make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and any other filings, other than reports furnished and not filed pursuant to Form 8-K, we made pursuant to the Exchange Act after the date of the filing of the initial registration statement and prior to effectiveness of the registration statement:

•	Annual report on Form 10-K for the fiscal year ended December 31, 2003.

You may request a copy of these filings at no cost, by writing, telephoning or sending an email to us at the following address:

The Charles Schwab Corporation

120 Kearny Street

San Francisco, California 94108

Attention: Corporate Secretary

Telephone: (415) 627-7000

Email: www.aboutschwab.com/irelations

THE CHARLES SCHWAB CORPORATION

The Charles Schwab Corporation was incorporated under the laws of Delaware in 1986. We are a financial holding company, registered under the Bank Holding Company Act of 1956, as amended, and engage, through our subsidiaries, in securities brokerage, banking and related financial services. Our subsidiaries include:

•	Charles Schwab & Co., Inc., a securities broker-dealer with domestic branch offices in 48 states, as well as a branch in the Commonwealth of Puerto Rico;

•	U.S. Trust Corporation, a wealth management firm that, through its banking and other subsidiaries, provides fiduciary services and private banking services with 33 offices in 13 states;

•	Charles Schwab Bank, N.A., a retail bank which commenced operations in April 2003;

•	Charles Schwab Investment Management, Inc., the investment advisor for Charles Schwab & Co, Inc.’s proprietary mutual funds;

•	Schwab Capital Markets L.P., a market maker in Nasdaq, exchange-listed and other securities providing trade execution services primarily to broker-dealers and institutional clients;

•	CyberTrader, Inc., an electronic trading technology and brokerage firm providing services to highly active, online traders; and

•	The Charles Schwab Trust Company, a California state-chartered trust company providing services as trustee for employee benefit plans, primarily 401(k) plans.

Because we are a holding company, our rights and the rights of our creditors, including the holders of debt securities and junior subordinated debentures, to participate in the assets of any of our subsidiaries upon the subsidiary’s liquidation or reorganization will be subject to the prior claims of the subsidiary’s creditors except to the extent that we may ourselves be a creditor with recognized claims against the subsidiary.

Our principal executive office is located at 120 Kearny Street, San Francisco, California 94108. Our telephone number is (415) 627-7000.

THE TRUSTS

Each of the trusts is a statutory trust formed in 2004 under Delaware law pursuant to a trust agreement between The Charles Schwab Corporation, as depositor of each trust, and the Delaware trustee (as defined below), and the filing of a certificate of trust with the Delaware Secretary of State. The trust agreement of each trust will be amended and restated in its entirety, substantially in the form filed as an exhibit to the registration statement of which this prospectus is a part (each of these amended and restated trust agreements is referred to as a “trust agreement”), prior to the issuance of trust preferred securities by the trust. Each trust agreement will be qualified as an indenture under the Trust Indenture Act of 1939, as amended.

Each trust exists for the exclusive purposes of:

•	issuing and selling trust preferred securities to investors and trust common securities to The Charles Schwab Corporation (the trust preferred securities and trust common securities as to a particular trust are together referred to as such trust’s “trust securities”);

•	investing the gross proceeds of the trust securities in a series of corresponding junior subordinated debentures issued by The Charles Schwab Corporation; and

•	engaging only in those activities necessary or incidental thereto (such as registering the transfer of the trust securities).

As a result, the corresponding junior subordinated debentures and the right to reimbursement of expenses under an expense agreement with The Charles Schwab Corporation will be the only assets of the trust, and the payments under the junior subordinated debentures and expense agreement will be the only revenues of the trust. All of the trust common securities will be directly or indirectly owned by The Charles Schwab Corporation. The trust common securities will rank equally with, and payments will be made pro rata with, the trust preferred securities of the related trust, except that upon the occurrence and continuance of an event of default under the trust agreement resulting from an event of default under the junior subordinated indenture, the rights of the holders of the trust common securities to payment in respect of distributions and payments upon liquidation or redemption will be subordinated to the rights of the holders of the related trust preferred securities. We will acquire all of the trust common securities of each trust in an aggregate liquidation amount equal to at least three percent of the total capital of the trust.

Each trust’s business and affairs will be conducted by its trustees, each appointed by The Charles Schwab Corporation as holder of the related trust common securities. Unless otherwise indicated in any prospectus supplement, the trustees of each trust will be JPMorgan Chase Bank, as the property trustee, Chase Manhattan Bank USA, National Association, as the Delaware trustee, and individual trustees, the administrative trustees, who are employees or officers of or affiliated with The Charles Schwab Corporation or its subsidiaries. JPMorgan Chase Bank, as the property trustee, will act as sole trustee under each trust agreement for purposes of compliance with the Trust Indenture Act. The property trustee, unless otherwise indicated in any prospectus supplement, will also act as trustee under the guarantees and the junior subordinated indenture. See “Description of the Trust Securities Guarantees of The Charles Schwab Corporation” and “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation.”

The holder of the trust common securities of each trust, or the holders of a majority in liquidation amount of the trust preferred securities of such trust if an event of default under the trust agreement has occurred and is continuing, will be entitled to appoint, remove or replace the property trustee and/or the Delaware trustee for the trust. The right to vote to appoint, remove or replace the administrative trustees is vested exclusively in the holders of the trust common securities, and in no event will the holders of trust preferred securities have such right.

Unless otherwise specified in the applicable prospectus supplement, each trust has a term of approximately 50 years, but may be terminated earlier as provided in the applicable trust agreement.

The Charles Schwab Corporation will pay all fees and expenses related to the trusts and the offering of trust securities and will pay all ongoing costs, expenses and liabilities of each trust.

The principal executive office of each trust is c/o The Charles Schwab Corporation, 120 Kearny Street, San Francisco, California 94108, Attention: Corporate Secretary, and its telephone number is (415) 627-7000.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

The following table sets forth our consolidated ratio of earnings to fixed charges for the periods indicated.

	Year Ended December 31,
	2003	2002	2001	2000	1999
Ratio of earnings to fixed charges (1)	3.2	1.5	1.2	1.9	2.2
Ratio of earnings to fixed charges, excluding brokerage client interest expense (2)	3.8	1.9	1.5	4.6	5.5

(1)

The ratio of earnings to fixed charges is calculated in accordance with SEC requirements. For such purposes, “earnings” consist of earnings from continuing operations before taxes on earnings, extraordinary gain and fixed charges. “Fixed charges” consist of interest expense incurred on brokerage client cash balances, deposits from banking clients, long-term debt, short-term borrowings and other interest-bearing liabilities. “Fixed charges” also include one-third of rental expense, which is estimated to be representative of the interest factor. For all periods presented there were no preference dividends.

(2)	Because interest expense incurred in connection with payables to brokerage clients is completely offset by interest revenue on related investments and margin loans, we consider such interest to be an operating expense. Accordingly, the ratio of earnings to fixed charges, excluding brokerage client interest expense, reflects the elimination of such interest expense as a fixed charge.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of the securities for general corporate purposes unless otherwise indicated in the prospectus supplement relating to a specific issuance of securities. Our general corporate purposes include working capital, capital expenditures, investments in or loans to our subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, if any, redemption or repurchase of shares of our outstanding common stock, funding of possible acquisitions and satisfaction of other obligations.

REGULATORY CONSIDERATIONS

As a financial holding company, we are dependent upon the earnings and cash flow of our subsidiaries to meet our obligations under the debt securities, to make capital contributions or loans to our subsidiaries, to honor our guarantee of trust preferred securities issued by a trust or to pay dividends on our own equity securities. Since the creditors of any of our subsidiaries would generally have a right to receive payment before we would receive payment from the assets of a subsidiary, holders of our debt securities will be effectively subordinated to creditors of our subsidiaries.

As a financial holding company, we are subject to supervision and regulation by the Board of Governors of the Federal Reserve System, which we refer to as the Federal Reserve Board, under the Bank Holding Company Act of 1956, as amended by the Gramm-Leach-Bliley Act. Our insured depository institution subsidiaries are subject to regulation and supervision, including risk-based capital requirements, and to various requirements and restrictions under federal and state law. In addition, the Exchange Act and the rules of some stock exchanges and regulatory bodies impose net capital requirements on some of our subsidiaries that limit their ability to pay dividends and make loans and advances to us. For example, Charles Schwab & Co., Inc. and Schwab Capital Markets L.P., as registered broker-dealers, are subject to regulatory requirements that may restrict them from some types of transactions with us and require them to maintain specified minimum net capital.

The regulatory net capital requirements prohibit Charles Schwab & Co., Inc. and Schwab Capital Markets L.P. from repaying subordinated borrowings to The Charles Schwab Corporation, paying cash dividends or making unsecured advances or loans to their parent or employees if those payments would result in net capital of less than 5% of their respective aggregate debit balances or less than 120% of their respective minimum dollar requirements of $1 million. At March 31, 2004, each of the Charles Schwab & Co., Inc. and Schwab Capital Markets L.P.’s net capital was well in excess of the minimums required. Certain other subsidiaries of The Charles Schwab Corporation have minimum regulatory capital requirements that are less significant than those described above.

Various federal and state statutes and regulations also limit the amount of dividends that may be paid to The Charles Schwab Corporation and the U.S. Trust Corporation by our depository institution subsidiaries without regulatory approval. The direct depository institution subsidiary of The Charles Schwab Corporation, Charles Schwab Bank, N.A., is a national bank. In addition, the U.S. Trust Corporation, a wholly owned bank holding company subsidiary of The Charles Schwab Corporation, currently has one direct subsidiary national bank, U.S. Trust Company, N.A. A national bank must obtain the prior approval of the Comptroller of the Currency to pay a dividend if the total of all dividends (including any proposed dividend) declared by the bank in any calendar year would exceed the bank’s net retained income for that year combined with its retained net income for the preceding two calendar years, less any required transfers to surplus or to fund the retirement of any preferred stock. In addition, a national bank may pay dividends only to the extent of its undivided profits. The U.S. Trust Corporation also has a wholly owned New York state chartered bank, the United States Trust Company of New York which is subject to similar dividend restrictions under applicable state law. The United States Trust Company of New York must receive the approval of the New York State Superintendent of Banks and the Federal Reserve Bank of New York in order to pay a dividend in the same circumstance as described above for national banks.

For a discussion of the material elements of the regulatory framework applicable to financial holding companies and their subsidiaries, registered broker-dealers and specific information relevant to The Charles Schwab Corporation, refer to our Annual Report on Form 10-K for the year ended December 31, 2003 and any other subsequent reports filed by us with the SEC, which are incorporated by reference in this prospectus.

ERISA Matters

The Employee Retirement Income Security Act of 1974, as amended, referred to here as ERISA, imposes certain restrictions on employee benefit plans that are subject to ERISA and on persons who are fiduciaries with respect to those plans. In accordance with ERISA’s general fiduciary requirements, a fiduciary with respect to any such plan who is considering the purchase of the debt or equity securities of The Charles Schwab Corporation or the trust preferred securities of the trusts on behalf of the plan should determine whether the purchase is permitted under the governing plan documents and is prudent and appropriate for the plan in view of its overall investment policy and the composition and diversification of its portfolio.

The Charles Schwab Corporation has subsidiaries and affiliates, including broker-dealer subsidiaries and affiliates, that provide services to many employee benefit plans. The Charles Schwab Corporation and any direct or indirect subsidiary or affiliate of The Charles Schwab Corporation may each be considered a “party in interest” within the meaning of ERISA and a “disqualified person” under corresponding provisions of the Internal Revenue Code of 1986, as amended, referred to here as the “Code,” to many employee benefit plans and retirement accounts. “Prohibited transactions” within the meaning of ERISA and the Code may result if any offered securities are acquired by an employee benefit plan as to which The Charles Schwab Corporation or any direct or indirect subsidiary or affiliate of The Charles Schwab Corporation is a party in interest, unless the offered securities are acquired pursuant to an applicable statutory or administrative exemption.

Any employee benefit plan or other entity to which such provisions of ERISA or the Code apply proposing to acquire the offered securities should consult with its legal counsel. Please consult the applicable prospectus supplement for further information with respect to a particular offering of securities.

DESCRIPTION OF DEBT SECURITIES OF THE CHARLES SCHWAB CORPORATION

The debt securities will be either senior debt securities or senior subordinated debt securities and will be issued in one or more series under one or more separate indentures between us and a trustee. Senior debt securities will be issued under a senior indenture and senior subordinated debt securities will be issued under a senior subordinated indenture. Except as otherwise set forth in the applicable prospectus supplement, JPMorgan Chase Bank will be the trustee under the indentures. JPMorgan Chase Bank serves as trustee for series of our outstanding indebtedness under other indentures. The debt securities may provide that they may be convertible into or exchangeable for shares of our common stock or other securities. In the following discussion, we sometimes refer to the senior indenture and the senior subordinated indenture as the “indentures.” When we refer to the “trustee,” we mean both the senior trustee and the senior subordinated trustee unless we indicate otherwise. Each indenture is qualified under the Trust Indenture Act, and the terms of the debt securities will include those stated in the applicable indenture and those made part of the indenture by reference to the Trust Indenture Act.

This section of the prospectus summarizes the material terms of the senior indenture, the senior subordinated indenture, the senior debt securities and the senior subordinated debt securities to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the respective indentures as may be amended or supplemented, including the definitions of terms, and the Trust Indenture Act. The particular terms of the debt securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of debt securities may differ from the terms described below. For additional information, you should look at the applicable indenture and certificates evidencing the applicable debt security that is filed as an exhibit to the registration statement that includes this prospectus. We encourage you to read these indentures. Instructions on how you can get copies of these documents is provided above under the heading “Where You Can Find More Information.”

General

We may issue the debt securities from time to time, without limitation as to aggregate principal amount, and in one or more series. We are not limited as to the amount of debt securities that we may issue under the indentures. Unless otherwise provided in a prospectus supplement, a series of debt securities may be reopened to issue additional debt securities of such series. This section summarizes the terms of the debt securities that are common to all series, whether senior or senior subordinated. The debt securities will not be secured by any of our property or assets. All of the discussions below are subject to, and qualified by, the information contained in the applicable prospectus supplement.

We may issue debt securities upon the satisfaction of conditions contained in the indentures. Most of the material financial and other specific terms of the debt securities of your series will be described in the prospectus supplement relating to your series, including:

•	the title of your series of debt securities;

•	any limit on the aggregate principal amount or initial offering price of your series of debt securities;

•	the date or dates on which your series of debt securities will mature;

•	the annual rate or rates (which may be fixed or variable) at which your series of debt securities will bear interest, if any, and the date or dates from which the interest, if any, will accrue;

•	the dates on which interest, if any, on your series of debt securities will be payable and the regular record dates for those interest payment dates;

•	the place where the principal and interest are payable;

•	the person to whom interest is payable if other than the registered holder on the record date;

•	any mandatory or optional sinking funds or analogous provisions or provisions for redemption at your option;

•	the date, if any, after which and the price or prices at which your series of debt securities may, in accordance with any optional or mandatory redemption provisions, be redeemed and the other detailed terms and provisions of any such optional or mandatory redemption provision;

•	if other than denominations of $1,000 and any integral multiple thereof, the denomination in which your series of debt securities will be issuable;

•	if other than the principal amount thereof, the portion of the principal amount of your series of debt securities which will be payable upon the declaration of acceleration of the maturity of those debt securities;

•	any events of default in addition to those in the indenture;

•	any other covenant or warranty in addition to those in the indenture;

•	if debt securities are sold for one or more foreign currencies or foreign currency units, or principal, interest or premium are payable in foreign currencies or foreign currency units, the restrictions, elections, tax consequences and other information regarding the issue and currency or currency units;

•	the currency of payment of principal, premium, if any, and interest on your series of debt securities if other than in United States dollars;

•	any index or formula used to determine the amount of payment of principal of, premium, if any, and interest on your series of debt securities;

•	the portion of the principal amount that will be payable upon acceleration of maturity, if other than the entire principal amount;

•	if the principal amount payable at a stated maturity will not be determinable as of any date prior to stated maturity, the amount or method of determining the amount which will be deemed to be the principal amount;

•	any paying agents, authenticating agents, security registrars or other agents for the debt;

•	the applicability of the provisions described below under “—Discharge; Defeasance and Covenant Defeasance”;

•	whether any debt securities will be certificated securities or will be issued in the form of one or more global securities and the depositary for the global security or securities;

•	whether your series of debt securities are subordinated debt securities or senior debt securities;

•	if your series of debt securities are subordinated debt securities, whether the subordination provisions summarized below or different subordination provisions will apply;

•	if debt securities are sold bearing no interest or below market interest, known as “original issue discount” securities, the amount payable upon acceleration and special tax, accounting and other considerations;

•	the price or prices at which your series of debt securities will be issued;

•	the convertibility or exchangeability, if any, of your series of debt securities into any other debt or equity securities; and

•	any other material terms of your series of debt securities.

The terms may vary from the terms described here. This summary is qualified by reference to the description of the terms of your series to be described in the prospectus supplement.

Prospective purchasers of debt securities should be aware that special federal income tax, accounting and other considerations may be applicable to instruments such as the debt securities. The prospectus supplement relating to an issue of debt securities will describe these considerations, if they apply.

A debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security. If we issue an original issue discount debt security, the prospectus supplement will contain a description of the U.S. federal income tax consequence related to the issuance.

Senior Debt

Our senior debt securities will be issued under the senior debt indenture and will rank equally with all of our other unsecured and unsubordinated debt.

Senior Subordinated Debt

We may issue senior subordinated debt securities under the senior subordinated debt indenture. Senior subordinated debt securities will be subordinate and junior in right of payment to all of our “senior indebtedness.”

In some circumstances relating to our liquidation, dissolution, winding-up, reorganization, insolvency or similar proceedings, the holders of all senior indebtedness will be entitled to receive payment in full before the holders of the subordinated debt securities will be entitled to receive any payment on the subordinated debt securities.

In addition, we may make no payment on the subordinated debt securities in the event:

•	there is a default in any payment or delivery on any senior indebtedness; or

•	there is an event of default on any senior indebtedness which permits the holders of the senior indebtedness to accelerate the maturity of the senior indebtedness.

By reason of this subordination in favor of the holders of senior indebtedness, in the event of an insolvency, our creditors who are not holders of senior indebtedness or the subordinated debt securities may recover less, proportionately, than holders of senior indebtedness and may recover more, proportionately, than holders of the subordinated debt securities.

Unless otherwise specified in a prospectus supplement, “senior indebtedness” will include the principal of and premium, if any, and interest on our indebtedness, whether outstanding on the date of the senior subordinated debt indenture or later created, that is:

•	for money that we borrowed, including capitalized lease obligations;

•	for money borrowed by others and guaranteed, directly or indirectly, by us; or

•	secured and unsecured purchase money indebtedness or indebtedness secured by property at the time of our acquisition of the property for the payment of which we are directly or contingently liable.

Senior indebtedness also includes all deferrals, renewals, extensions and refundings of and amendments, modifications and supplements to the senior indebtedness described in the preceding sentence.

Senior indebtedness does not include:

•	our indebtedness to any of our subsidiaries for money borrowed or advances from any subsidiary;

•	the senior subordinated debt securities; or

•	any indebtedness if the terms creating or evidencing the indebtedness expressly provide that the indebtedness is not superior in right of payment to the senior subordinated debt securities and/or that the indebtedness is not superior in right of payment to any of our other indebtedness that is equal to or subordinated to the senior subordinated debt securities in right of payment.

“Indebtedness” is obligations of, or guaranteed or assumed by, us for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, including capitalized lease obligations.

At March 31, 2004, we owed a total of approximately $466 million in principal amount of medium term notes, all of which was senior indebtedness, without counting any accrued interest on that debt, and had no outstanding medium term notes that were senior subordinated indebtedness. The indenture does not limit the amount of senior debt that we are permitted to have, and we may in the future incur additional senior debt. We currently have in effect a separate registration statement (Registration No. 333-36410) pursuant to which we from time to time may sell debt securities in addition to those debt securities that may be offered by any prospectus supplement to this prospectus.

Restrictive Covenants

Neither indenture contains any significant financial or restrictive covenants, including covenants restricting either us or any of our subsidiaries from issuing, assuming or guaranteeing any indebtedness secured by a lien on any of our subsidiaries’ property or capital stock, or restricting us or any of our subsidiaries from entering into sale and leasehold transactions. The prospectus supplement relating to a series of debt securities may describe restrictive covenants, if any, to which we may be bound under the applicable indenture.

Merger, Consolidation, Sale, Lease or Conveyance

Unless otherwise indicated in the applicable prospectus supplement, as long as any debt securities are outstanding, we will not be permitted to merge or consolidate with any other entity and will not be permitted to sell, lease or convey all or substantially all of our assets to any person, unless:

•	we are the continuing corporation or our successor or the person that acquires or leases all or substantially all of our assets is a corporation, association, company, limited liability company, joint-stock company or business trust organized under the laws of the United States or one of the states of the United States or the District of Columbia and the successor entity expressly assumes all of our obligations under the applicable indenture and the related debt securities; and

•	immediately after any merger, consolidation, sale, lease or conveyance, we or our successor is not in default in the performance or observance of the covenants and conditions of the applicable indenture.

This covenant would not apply to a recapitalization transaction, a change of control of The Charles Schwab Corporation or a highly leveraged transaction unless the transaction or change of control is structured to include a merger or consolidation or a sale, lease or conveyance of all or substantially all of our assets. Except as may be described in the prospectus supplement applicable to a particular series of debt securities, there are no covenants or other provisions in the indentures requiring us to repurchase the debt securities or that would afford holders of debt securities additional protection or economic benefits in the event of a recapitalization or a change of control of The Charles Schwab Corporation or a highly leveraged transaction.

Events of Default

Unless otherwise specified in the applicable prospectus supplement, an “Event of Default” will occur for any series of debt securities if:

•	we fail to pay when due any principal of that series of debt securities;

•	we fail to pay any interest on that series of debt securities within 30 days after the interest is due;

•	we fail to cure our default of any other covenant or agreement to which that series of debt securities is subject within 60 days after we receive written notice of the default;

•	specified events of bankruptcy, insolvency or reorganization occur; or

•	any other default or event of default provided with respect to debt securities of that series occurs.

If an Event of Default, other than a default relating to our bankruptcy, insolvency or reorganization, occurs and continues, the trustee or the holders of 25% of the aggregate principal amount of each affected series of debt securities, voting together as a single class, may require us to repay immediately the entire principal of the debt securities of each affected series and any accrued interest. For example, if an Event of Default relates to our failure to pay interest on two series of senior debt securities and we have issued ten series of outstanding senior debt securities, the holders of 25% of the two affected series, voting together as a single class, would have the right to require us to immediately repay the senior debt securities that are part of those two series. However, if the Event of Default were to affect all ten series, then 25% of all senior debt securities outstanding under the senior debt indenture, voting together as a single class, would have the right to require us to immediately repay all outstanding series of senior debt securities. If an Event of Default relating to our bankruptcy, insolvency or reorganization occurs, the entire principal of the affected debt securities will automatically become payable. Any payment by us on the subordinated debt securities following any acceleration will be subject to the subordination provisions applicable to the subordinated debt securities.

The holders of a majority of the aggregate principal amount of the debt securities of all affected series, voting as one class, can rescind any acceleration or waive any past default or Event of Default. However, they cannot waive a default in payment of principal of, premium, if any, or interest on, any of the debt securities or any right of a holder to have a debt security converted into our common stock.

Other than its duties in case of a default, the trustee is not obligated to exercise any of its rights or powers under the indenture at the request, order or direction of any holders, unless the holders offer the trustee reasonable protection from expenses and liability, called an “indemnity.” If they provide this reasonable indemnity, the holders of a majority in principal amount of all affected series of debt securities, voting as one class, may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, for any series of debt securities.

A holder of a debt security may not institute any action against us under the indenture unless:

•	the holder gives the trustee written notice that a default has occurred and is continuing;

•	the holders of at least 25% of the outstanding aggregate principal amount of all affected series request that the trustee institute the action while offering the trustee reasonable indemnity;

•	the holders offer the trustee reasonable security or indemnity against the costs and liabilities to be incurred in complying with the request; and

•	the trustee fails to institute the action within 60 days after receiving the request.

Even if these conditions are met, the holder may not institute an action if holders of a majority in aggregate principal amount of all affected series direct the trustee to take action inconsistent with the request of the holder desiring to institute action against us. Holders may institute an action for payment of overdue principal or interest or to enforce their rights to convert securities into our other securities without complying with the preceding conditions.

We are required to file annually with the trustee a certificate stating whether we are in default under any of the provisions of either indenture, specifying any default that exists.

Discharge, Defeasance and Covenant Defeasance

We may be discharged from our obligations on the debt securities of any series if we deposit enough money with the trustee to pay all the principal, interest and any premium due to the stated maturity date or redemption date of the debt securities.

Each indenture contains a provision that permits us to elect either or both of the following:

•	We may elect to be discharged from all of our obligations, subject to limited exceptions, with respect to any series of debt securities then outstanding. If we make this election, the holders of the debt securities of the series will not be entitled to the benefits of the indenture, except for the rights of holders to receive payments on debt securities or the registration of transfer and exchange of debt securities and replacement of lost, stolen or mutilated debt securities.

•	We may elect to be released from our obligations under some or all of any financial or restrictive covenants applicable to the series of debt securities to which the election relates and from the consequences of an event of default resulting from a breach of those covenants.

To make either of the above elections, we must deposit in trust with the trustee enough money to pay in full the principal, interest and premium on the debt securities. This amount may be made in cash and/or United States government obligations or, in the case of debt securities that are denominated in a currency other than United States dollars, cash in the currency in which the debt securities are denominated and/or foreign government obligations. As a condition to either of the above elections, we must deliver to the trustee an opinion of counsel that the holders of the debt securities will not recognize income, gain or loss for federal income tax purposes as a result of the action.

“Foreign government obligations” means, with respect to debt securities of any series that are denominated in a currency other than United States dollars:

•	direct obligations of the government that issued or caused to be issued the currency in which such securities are denominated and for the payment of which obligations its full faith and credit is pledged, or, with respect to debt securities of any series which are denominated in euros, direct obligations of certain members of the European Union for the payment of which obligations the full faith and credit of the members is pledged, which in each case are not callable or redeemable at the option of the issuer; or

•	obligations of a person controlled or supervised by or acting as an agency or instrumentality of that government the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by that government, which are not callable or redeemable at the option of the issuer.

Modification of the Indentures

Without the consent of the holders of debt securities, we and the trustee may enter into supplemental indentures to:

•	document that a successor corporation has assumed our obligations;

•	add covenants or events of default for the protection of the holders of debt securities;

•	cure any ambiguity or correct any inconsistency in the indentures;

•	permit the facilitation of the defeasance and discharge of the securities;

•	establish the forms or terms of debt securities of any series;

•	provide for conversion rights;

•	provide for guarantees;

•	document the appointment of a successor trustee; or

•	other changes specified in the indenture.

If the holders of a majority in principal amount of all affected series consent, we and the trustee may add to, change or eliminate any of the provisions of an indenture or modify in any way the rights of holders of the affected series. However, each affected holder must consent before we can:

•	extend the stated maturity of the principal;

•	reduce the amount of the principal;

•	reduce the rate or extend the time of payment of interest;

•	if subordinated debt securities, make any change relating to the subordination of the debt securities in a materially adverse manner;

•	reduce any amount payable on redemption;

•	change the currency in which any debt security is payable;

•	adversely affect the right to convert any debt security if the debt security is a convertible debt security; or

•	reduce the percentage in principal amount required to consent to any of the foregoing actions.

We may not amend the senior subordinated debt indenture to alter the subordination of any outstanding senior subordinated debt securities without the consent of each holder of senior indebtedness then outstanding that would be negatively affected.

Legal Ownership of Debt Securities

We refer to those who have debt securities registered in their own names, on the books that we or the trustee maintain for this purpose, as “holders” of those debt securities. These persons are the legal holders of the debt securities. We refer to those who, indirectly through others, own beneficial interests in the debt securities that are not registered in their own name as indirect holders. As discussed under the heading “Global Securities,” indirect holders are not legal holders, and investors in debt securities issued in book-entry form or in street name will be indirect holders.

Additional Mechanics

Form, Exchange and Transfer. Unless otherwise indicated in the prospectus supplement, the debt securities will be issued:

•	only in fully registered form;

•	without interest coupons; and

•	in denominations of $1,000 and any integral multiple of $1,000.

You may have your debt securities broken into more debt securities of permitted smaller denominations or combined into fewer debt securities of larger denominations, as long as the total principal amount is not changed. This is called an “exchange.”

The entity performing the role of maintaining the list of registered direct holders is called the “security registrar.” It will also perform exchanges and transfers. You may exchange or transfer debt securities at the office of the security registrar.

You will not be required to pay a service charge to transfer or exchange debt securities, but you may be required to pay for any tax or other governmental charge associated with the exchange or transfer. The transfer or exchange will only be made if the security registrar is satisfied with your proof of ownership.

In the event of any partial redemption of debt securities of any series, we will not be required to:

•	issue, register the transfer of, or exchange, any debt security of that series during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption and ending at the close of business on the day of the mailing; or

•	register the transfer of or exchange any debt security of that series selected for redemption, in whole or in part, except the unredeemed portion being redeemed in part.

Unless otherwise indicated in a prospectus supplement, the trustee will act as the securities registrar and we will appoint an office or agency in New York City for you to transfer or exchange debt securities having New York City as the place of payment.

Payment and Paying Agents. We will pay interest, principal and any other money due on the debt securities at payment offices that we designate. These offices are called paying agents. You must make arrangements to have your payment picked up at that office. We may also choose to pay interest by mailing checks to the address specified in the security register.

We will pay interest to you if at the close of business on a particular day in advance of each due date for interest you are a direct holder, even if you no longer own the debt security on the interest due date. That particular day is called the “regular record date” and will be stated in the prospectus supplement. Holders buying and selling debt securities must work out between them how to compensate for the fact that we will pay all the interest for an interest period to the one who is the registered holder on the regular record date. The most common manner is to adjust the sales price of the debt securities to pro rate interest fairly between buyer and seller. This pro rated interest is called “accrued interest.”

All moneys paid by us to a paying agent for payment on any debt security which remain unclaimed for a period ending the earlier of:

•	10 business days prior to the date the money would be turned over to the applicable state; or

•	at the end of two years after such payment was due,

will be repaid to us. Thereafter, the holder may look only to us for payment.

Indirect holders should consult their banks or brokers for information on how they will receive payment.

Notices

Notices to be given to holders of a global security will be given only to the depositary in accordance with its policies as described under “Global Securities.” Notices to be given to holders of debt securities not in global form will be sent by mail to the address of the holder appearing in the trustee’s records. Indirect holders should consult their banks or brokers for information on how they will receive notice.

No Personal Liability of Directors, Officers, Employees and Stockholders

No incorporator, stockholder, employee, agent, officer, director or subsidiary of ours will have any liability for any obligations of ours, or because of the creation of any indebtedness under the debt securities, the indentures or supplemental indentures. The indentures provide that all such liability is expressly waived and released as a condition of, and as a consideration for, the execution of such indentures and the issuance of the debt securities.

Ranking

Unless otherwise provided in the prospectus supplement, the debt securities are not secured by any of our property or assets. Accordingly, your ownership of debt securities means you are one of our unsecured creditors. The senior debt securities are not subordinated to any of our other debt obligations, and therefore they rank equally with all other unsecured and unsubordinated indebtedness of The Charles Schwab Corporation. The senior subordinated debt securities are subordinated to some of The Charles Schwab Corporation’s existing and future debt and other liabilities.

Conversion or Exchange

If and to the extent indicated in the applicable prospectus supplement, a series of debt securities may be convertible or exchangeable into other debt securities or common stock, preferred stock or depositary shares. The specific terms on which any series may be so converted or exchanged will be described in the applicable prospectus supplement. These terms may include provisions for conversion or exchange, whether mandatory, at the holder’s option or at our option, in which case the amount or number of securities the debt security holders would receive would be calculated at the time and in the manner described in the applicable prospectus supplement.

Regarding the Trustees

The trustee under either indenture will be named in the prospectus supplement. We and some of our subsidiaries may conduct transactions with the trustees in the ordinary course of business and the trustees and their affiliates may conduct transactions with us and our subsidiaries.

Governing Law

Both indentures are, and the senior and senior subordinated debt securities will be, governed by and construed in accordance with the laws of the State of California unless otherwise provided in any prospectus supplement.

DESCRIPTION OF THE TRUST PREFERRED SECURITIES

The trust preferred securities will be issued by a trust pursuant to the terms of an amended and restated trust agreement to be entered into between The Charles Schwab Corporation, the property trustee, the Delaware trustee and the administrative trustees. Unless otherwise provided in any prospectus supplement, JPMorgan Chase Bank will be the property trustee, Chase Manhattan Bank USA, National Association will be the Delaware trustee and employees or officers of or affiliated with The Charles Schwab Corporation or its subsidiaries will be the administrative trustees. The trust agreement will be qualified as an indenture under the Trust Indenture Act. The terms of the trust preferred securities will include those stated in the trust agreement and those made part of the trust agreement by the Trust Indenture Act.

This section of the prospectus summarizes material terms of the trust preferred securities to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the respective trust agreement, including the definition of terms, and the Trust Indenture Act. The particular terms of the trust preferred securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of trust preferred securities may differ from the terms described below.

General

The trust agreement authorizes the trustees to issue the trust securities on behalf of the trust. The trust securities represent undivided beneficial interests in the assets of the trust. The trust preferred securities of an issue will entitle the holders thereof to a preference in some circumstances with respect to distributions and amounts payable on redemption or liquidation over the trust common securities. We will own, directly or indirectly, all of the trust common securities.

The trust agreement does not permit the trust to issue any securities other than the trust securities or to incur any indebtedness. Under the trust agreement, the property trustee will own the junior subordinated debentures purchased by the trust for the benefit of the holders of the trust securities. Each guarantee agreement executed by The Charles Schwab Corporation for the benefit of the holders of a trust’s trust securities, which is referred to as a “guarantee,” will be a guarantee on a junior subordinated basis with respect to the related trust securities but will not guarantee payment of distributions or amounts payable on redemption or liquidation of the trust securities when the related trust does not have funds on hand available to make such payments. See “Descriptions of the Trust Securities Guarantees of The Charles Schwab Corporation.”

Distributions

Distributions on the trust preferred securities:

•	will be cumulative;

•	will accumulate from the date of original issuance; and

•	will be payable on the dates specified in the applicable prospectus supplement.

If any date on which distributions are payable on the trust preferred securities is not a business day, then payment of the distribution will be made on the next business day, and without any interest or other payment in respect to any delay, except that, if the business day is in the next calendar year, payment of the distribution will be made on the immediately preceding business day. Each date on which distributions are payable in accordance with the foregoing is referred to as a “distribution date.”

The amount of distributions payable for any period will be computed on the basis of a 360-day year consisting of twelve 30-day months unless otherwise specified in the applicable prospectus supplement. Distributions to which holders of trust preferred securities are entitled will accumulate additional distributions at the rate per annum if and as specified in the applicable prospectus supplement.

If provided in the applicable prospectus supplement, we may have the right to defer interest payments under the corresponding junior subordinated debentures owned by a trust and, if we exercise the deferral right, The Charles Schwab Corporation will be restricted from making certain payments. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Option to Defer Interest Payments” and “—Restrictions on Certain Payments.” If we exercise our right to defer payment of interest on the corresponding junior subordinated debentures as to a trust, then distributions on the related trust securities will also be deferred.

The revenue of each trust available for distribution to holders of its trust preferred securities will be limited to payments under the corresponding junior subordinated debentures in which the trust will invest the proceeds from the issuance and sale of its trust securities. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Corresponding Junior Subordinated Debentures.” If we do not make interest payments on the corresponding junior subordinated debentures, the property trustee will not have funds available to pay distributions on the related trust preferred securities. The payment of distributions, if and to the extent the trust has funds legally available for the payment of the distributions and cash sufficient to make the payments, is guaranteed by us on the basis discussed under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation.”

Distributions on the trust preferred securities will be payable to the holders thereof as they appear on the register of the trust on the relevant record dates, which, as long as the trust preferred securities remain in book-entry form, will be one business day prior to the relevant date of distribution. Subject to any applicable laws and regulations and the provisions of the applicable trust agreement, each payment will be made as described under “Global Securities.” If any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities shall be the date at least 15 days prior to the relevant distribution date, as specified in the applicable prospectus supplement.

Redemption or Exchange

Mandatory Redemption. Upon the repayment or redemption, in whole or in part, of any corresponding junior subordinated debentures, whether at maturity or upon earlier redemption as provided in the junior subordinated indenture, the property trustee shall apply the proceeds from the repayment or redemption to redeem a like amount (as defined below) of the trust securities, upon not less than 30 nor more than 60 days’

notice, at a redemption price equal to the aggregate liquidation amount of the trust securities plus accumulated but unpaid distributions to the date of redemption and the related amount of the premium, if any, paid by us upon the concurrent redemption of the corresponding junior subordinated debentures. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Redemption.” If less than all of any series of corresponding junior subordinated debentures are to be repaid or redeemed on a redemption date, then the proceeds from the repayment or redemption will be allocated pro rata to the redemption of the related trust preferred securities and the trust common securities. The amount of premium, if any, paid by us upon the redemption of all or any part of any series of any corresponding junior subordinated debentures to be repaid or redeemed on a redemption date shall be allocated pro rata to the redemption of the related trust preferred securities and the trust common securities.

We will have the right to redeem any series of corresponding junior subordinated debentures:

•	on or after the date specified in the applicable prospectus supplement, in whole at any time or in part from time to time; or

•	at any time, in whole, but not in part, upon the occurrence of a tax event, capital treatment event or an investment company event, in any case subject to receipt of prior approval by the Federal Reserve Board (if required).

Tax Event, Capital Treatment Event or Investment Company Event Redemption. If a tax event, capital treatment or investment company event in respect of a series of trust securities shall occur and be continuing, then within 90 days of such occurrence, we will have the right to redeem the corresponding junior subordinated debentures in whole, but not in part, and thereby cause a mandatory redemption of the trust preferred securities and trust common securities in whole, but not in part, at the redemption price. See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation” for a description of our right to redeem the corresponding junior subordinated debentures, including the definitions of “tax event,” “capital treatment event” and “investment company event.” If a tax event, capital treatment event or an investment company event in respect of a series of trust securities has occurred and is continuing and we do not elect to redeem the corresponding junior subordinated debentures and thereby cause a mandatory redemption of the trust preferred securities and trust common securities or to dissolve the related trust and cause the corresponding junior subordinated debentures to be distributed to holders of the trust preferred securities and trust common securities in exchange therefor upon liquidation of the trust as described below, the trust preferred securities will remain outstanding and additional sums as defined below may be payable on the corresponding junior subordinated debentures.

Distribution of Corresponding Junior Subordinated Debentures. We have the right at any time to dissolve any trust and, after satisfaction of the liabilities of creditors of the trust as provided by applicable law, cause the corresponding junior subordinated debentures in respect of the trust preferred securities and trust common securities issued by the trust to be distributed to the holders of the related trust preferred securities and trust common securities in exchange for such trust securities. This may require the prior approval of the Federal Reserve Board.

“Like amount” means:

•	with respect to a redemption of any series of trust securities, trust securities of the series having a liquidation amount (as defined below) equal to that portion of the principal amount of corresponding junior subordinated debentures to be contemporaneously redeemed in accordance with the junior subordinated indenture, allocated to the trust common securities and trust preferred securities pro rata based on the relative liquidation amounts of such classes and the proceeds of which will be used to pay the redemption price of the trust securities; and

•	with respect to a distribution of corresponding junior subordinated debentures to holders of any series of trust securities in exchange therefor in connection with a dissolution or liquidation of the related trust, corresponding junior subordinated debentures having a principal amount equal to the liquidation amount of the trust securities of the holder to whom the corresponding junior subordinated debentures would be distributed.

“Liquidation amount” means the stated amount of $25 per trust security, unless provided otherwise in the applicable prospectus supplement.

After the liquidation date fixed for any distribution of corresponding junior subordinated debentures for any series of trust preferred securities:

•	the series of trust preferred securities will no longer be deemed to be outstanding;

•	the depositary or its nominee, as the record holder of the series of capital securities, will receive a registered global certificate or certificates representing the corresponding junior subordinated debentures to be delivered upon the distribution; and

•	any certificates representing the series of trust preferred securities not held by the depositary or its nominee will be deemed to represent the corresponding junior subordinated debentures having a principal amount equal to the stated liquidation amount of the series of trust preferred securities, and bearing accrued and unpaid interest in an amount equal to the accrued and unpaid distributions on the series of trust securities until the certificates are presented to the administrative trustees or their agent for transfer or reissuance.

We cannot assure you as to the market prices for the trust preferred securities or the corresponding junior subordinated debentures that may be distributed in exchange for trust preferred securities if a dissolution and liquidation of a trust were to occur. Accordingly, the trust preferred securities that an investor may purchase, or the corresponding junior subordinated debentures that the investor may receive on dissolution and liquidation of a trust, may trade at a discount to the price that the investor paid to purchase the trust preferred securities.

Redemption Procedures

Trust preferred securities redeemed on each redemption date will be redeemed at the redemption price with the applicable proceeds from the contemporaneous redemption of the corresponding junior subordinated debentures. Redemptions of the trust preferred securities will be made and the redemption price will be payable on each redemption date only to the extent that the related trust has funds on hand immediately available for the payment of the redemption price. See also “—Subordination of Trust Common Securities.”

If a trust gives a notice of redemption of its trust preferred securities, then, by 12:00 noon, New York City time, on the redemption date, to the extent funds are available, the property trustee will deposit irrevocably with the depositary funds sufficient to pay the applicable redemption price and will give the depositary irrevocable instructions and authority to pay the redemption price to the holders of the trust preferred securities. See “Global Securities.” If the trust preferred securities are no longer in book-entry form, the property trustee, to the extent funds are available, will irrevocably deposit with the paying agent for the trust preferred securities funds sufficient to pay the applicable redemption price and will give the paying agent irrevocable instructions and authority to pay the redemption price to the holders thereof upon surrender of their certificates evidencing the trust preferred securities.

Notwithstanding the preceding, distributions payable on or prior to the redemption date for any trust preferred securities called for redemption will be payable to the holders of the trust preferred securities on the relevant record dates for the related distribution dates. If notice of redemption has been given and funds deposited as required, then upon the date of the deposit:

•	all rights of the holders of the trust preferred securities will cease, except the right of the holders of the trust preferred securities to receive the redemption price and any distribution payable in respect of the trust preferred securities on or prior to the redemption date, but without interest; and

•	the trust preferred securities will cease to be outstanding.

If any date fixed for redemption of trust preferred securities is not a business day, then payment of the redemption price will be made on the next succeeding business day, and without any interest or any other payment in respect of any delay, except that, if the business day falls in the next calendar year, the payment will be made on the immediately preceding business day. If the payment of the redemption price in respect of trust preferred securities called for redemption is improperly withheld or refused and not paid either by the trust or by us pursuant to the relevant guarantee as described under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation,” distributions on the trust preferred securities will continue to accrue at the then applicable rate, from the redemption date originally established by the trust for the trust preferred securities to the date the redemption price is actually paid, in which case the actual payment date will be the date fixed for redemption for purposes of calculating the redemption price.

Subject to applicable law (including, without limitation, United States federal securities law), we or our subsidiaries may at any time and from time to time purchase outstanding trust preferred securities by tender, in the open market or by private agreement.

Payment of the redemption price on the trust preferred securities and any distribution of corresponding junior subordinated debentures to holders of trust preferred securities will be made to the applicable recordholders as they appear on the register for the trust preferred securities on the relevant record date, which will be one business day prior to the relevant redemption or liquidation date. However, if any trust preferred securities are not in book-entry form, the relevant record date for the trust preferred securities will be a date at least 15 days prior to the redemption date or liquidation date, as applicable, as specified in the applicable prospectus supplement.

If less than all of the trust preferred securities and trust common securities issued by a trust are to be redeemed on a redemption date, then the aggregate liquidation amount of the trust preferred securities and trust common securities to be redeemed will be allocated pro rata to the trust preferred securities and the trust common securities based upon the relative liquidation amounts of the classes. The property trustee will select the particular trust preferred securities to be redeemed on a pro rata basis not more than 60 days prior to the redemption date from the outstanding trust preferred securities not previously called for redemption, using any method that the property trustee deems fair and appropriate. The property trustee will promptly notify the trust registrar in writing of the trust preferred securities selected for redemption and the liquidation amount to be redeemed. For all purposes of each trust agreement, unless the context otherwise requires, all provisions relating to the redemption of trust preferred securities shall relate, in the case of any trust preferred securities redeemed or to be redeemed only in part, to the portion of the aggregate liquidation amount of trust preferred securities which has been or is to be redeemed.

Notice of any redemption will be mailed at least 30 days but not more than 60 days before the redemption date to the registered address of each holder of trust securities to be redeemed.

Subordination of Trust Common Securities

Payment of distributions on, and the redemption price of, each trust’s trust preferred securities and trust common securities, as applicable, shall be made pro rata based on the liquidation amount of the trust preferred securities and trust common securities. If, however, on any distribution date or redemption date a debenture event of default has occurred and is continuing, no payment of any distribution on, or redemption price of, any of the trust’s trust common securities, and no other payment on account of the redemption, liquidation or other acquisition of the trust common securities, will be made unless payment in full in cash of all accumulated and unpaid distributions on all of the trust’s outstanding trust preferred securities for all distribution periods terminating on or prior thereto, or in the case of payment of the redemption price the full amount of the redemption price on all of the trust’s outstanding trust preferred securities then called for redemption, has been made or provided for, and all funds available to the property trustee shall first be applied to the payment in full in cash of all distributions on, or redemption price of, the trust’s trust preferred securities then due and payable.

In the case of any event of default under the applicable trust agreement resulting from a debenture event of default, we, as holder of the trust’s trust common securities, will be deemed to have waived any right to act with respect to any such event of default under the applicable trust agreement until the effect of all such events of default with respect to such trust preferred securities have been cured, waived or otherwise eliminated. Until all events of default under the applicable trust agreement with respect to the trust preferred securities have been so cured, waived or otherwise eliminated, the property trustee will act solely on behalf of the holders of the trust preferred securities and not on our behalf, and only the holders of the trust preferred securities will have the right to direct the property trustee to act on their behalf.

Liquidation Distribution Upon Termination

Pursuant to each trust agreement, each trust will automatically terminate upon expiration of its term and will terminate prior to the expiration of its term on the first to occur of:

•	specified events of bankruptcy, dissolution or liquidation of the holder of the trust common securities;

•	the distribution of a like amount of the corresponding junior subordinated debentures to the holders of its trust securities, if we, as depositor, have given written direction to the property trustee to dissolve the trust, subject to our having received prior approval of the Federal Reserve Board, if required;

•	redemption of all of the trust’s trust preferred securities as described under “—Redemption or Exchange”; and

•	the entry of an order for the dissolution of the trust by a court of competent jurisdiction.

If an early termination occurs as described above, the trustees will liquidate the trust as expeditiously as possible by distributing, after satisfaction of liabilities to creditors of the trust as provided by applicable law, to the holders of the trust securities a like amount of the corresponding junior subordinated debentures. If the property trustee determines that the distribution is not practical, then the holders will be entitled to receive out of the assets of the trust available for distribution to holders, after satisfaction of liabilities to creditors of the trust as provided by applicable law, an amount equal to, in the case of holders of trust preferred securities, the aggregate liquidation amount plus accrued and unpaid distributions to the date of payment (such amount being the liquidation distribution). If the trust has insufficient assets available to pay in full the aggregate liquidation distribution, then the amounts payable directly by the trust on its trust preferred securities will be paid on a pro rata basis. The holder(s) of the trust’s trust common securities will be entitled to receive distributions upon any liquidation pro rata with the holders of its trust preferred securities, except that if a debenture event of default has occurred and is continuing, the trust preferred securities shall have a priority over the trust common securities.

Events of Default; Notice

Any one of the following events constitutes an event of default under the trust agreement of a trust (a “trust event of default”) regardless of the reason for the event of default and whether it is voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

•	the occurrence of an event of default under the terms of the indenture for the corresponding junior subordinated debentures held by the trust (See “Description of the Junior Subordinated Debentures of The Charles Schwab Corporation—Events of Default, Waiver and Notice.”);

•	the default in the payment of any distribution on any trust securities of the trust when it becomes due and payable, and continuation of the default for a period of 30 days;

•	the default in the payment of any redemption price of any trust securities of the trust when it becomes due and payable;

•	the default in the performance, or breach, in any material respect, of any covenant or warranty of the trustees in the trust agreement, other than a covenant or warranty default, the performance of which or the breach of which is described above, and continuation of the default or breach for a period of 60 days after there has been given, by registered or certified mail, to the defaulting trustee or trustees by the holders of at least 25% in aggregate liquidation amount of the outstanding capital securities of the applicable trust, a written notice specifying the default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” under the trust agreement; or

•	the occurrence of specified events of bankruptcy or insolvency with respect to the property trustee and our failure to appoint a successor property trustee within 60 days.

Within five business days after the occurrence of any event of default actually known to the property trustee, the property trustee will transmit notice of the event of default to the holders of the trust’s trust preferred securities, the administrative trustees and to The Charles Schwab Corporation, as depositor, unless the event of default has been cured or waived. We, as depositor, and the administrative trustees are required to file annually with the property trustee a certificate as to whether or not we or they are in compliance with all the conditions and covenants applicable to us and to them under each trust agreement.

If a debenture event of default with respect to the corresponding junior subordinated debentures held by a trust has occurred and is continuing, the trust preferred securities of the trust shall have a preference over the trust’s trust common securities as described above. See “—Subordination of Trust Common Securities” and “—Liquidation Distribution Upon Termination.” The existence of an event of default does not entitle the holders of trust preferred securities to accelerate the maturity of such securities.

Removal of Trustees

Unless a debenture event of default has occurred and is continuing, any trustee may be removed at any time by the holder of the trust common securities. If a debenture event of default has occurred and is continuing, the property trustee and the Delaware trustee may be removed by the holders of a majority in liquidation amount of the outstanding trust preferred securities. In no event will the holders of the trust preferred securities have the right to vote to appoint, remove or replace the administrative trustees, which voting rights are vested exclusively in The Charles Schwab Corporation, as the holder of the trust common securities. No resignation or removal of a trustee and no appointment of a successor trustee shall be effective until the acceptance of appointment by the successor trustee in accordance with the provisions of the applicable trust agreement.

Co-Trustees and Separate Property Trustee

Unless an event of default shall have occurred and be continuing, at any time or from time to time, for the purpose of meeting the legal requirements of the Trust Indenture Act or of any jurisdiction in which any part of the trust property may at the time be located, we, as the holder of the trust common securities, and the administrative trustees shall have the power to appoint one or more persons either to act as a co-trustee, jointly with the property trustee, of all or any part of the trust property, or to act as separate trustee of any such property, in either case with the powers as may be provided in the instrument of appointment, and to vest in such person or persons in such capacity any property, title, right or power deemed necessary or desirable, subject to the provisions of the applicable trust agreement. If a debenture event of default has occurred and is continuing, the property trustee alone shall have power to make such appointment.

Merger or Consolidation of Trustees

Any person into which the property trustee, the Delaware trustee or any administrative trustee that is not a natural person may be merged or converted or with which it may be consolidated, or any person resulting from any merger, conversion or consolidation to which such trustee shall be a party, or any person succeeding to all or substantially all the corporate trust business of the trustee, shall be the successor of the trustee under each trust agreement, provided such person shall be otherwise qualified and eligible.

Mergers, Consolidations, Amalgamations or Replacements of the Trusts

A trust may not merge with or into, consolidate, amalgamate, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to us or any other person, except as described below. A trust may, at our request, with the consent of the administrative trustees and without the consent of the holders of the trust preferred securities, merge with or into, consolidate, amalgamate or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any state if:

•	the successor entity either:

•	expressly assumes all of the obligations of the trust with respect to the trust preferred securities, or

•	substitutes for the trust preferred securities other securities having substantially the same terms as the trust preferred securities, the “successor securities,” so long as the successor securities rank the same as the trust preferred securities in priority with respect to distributions and payments upon liquidation, redemption and otherwise;

•	we expressly appoint a trustee of the successor entity possessing the same powers and duties as the property trustee as the holder of the corresponding junior subordinated debentures;

•	the successor securities are listed, or any successor securities will be listed upon notification of issuance, on any national securities exchange or other organization on which the trust preferred securities are then listed, if any;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the trust preferred securities to be downgraded by any nationally recognized statistical rating organization;

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect;

•	the successor entity has a purpose substantially identical to that of the trust;

•	prior to the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, we have received an opinion from independent counsel to the trust experienced in such matters to the effect that:

•	the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the trust preferred securities (including any successor securities) in any material respect, and

•	following the merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the trust nor any successor entity will be required to register as an investment company under the Investment Company Act of 1940, as amended; and

•	we or any permitted successor or assignee owns all of the trust common securities of the successor entity and guarantees the obligations of the successor entity under the successor securities at least to the extent provided by the guarantee.

Notwithstanding the foregoing, a trust may not, except with the consent of holders of 100% in liquidation amount of the trust securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it if the consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the trust or the successor entity to be classified as other than a grantor trust for United States federal income tax purposes.

Voting Rights; Amendment of Each Trust Agreement

Except as provided below and under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation—Amendments and Assignment” and as otherwise required by law and the applicable trust agreement, the holders of the trust preferred securities will have no voting rights.

We, the property trustee and the administrative trustees may amend each trust agreement without the consent of the holders of the trust preferred securities, unless the amendment will materially and adversely affect the interests of any holder of trust preferred securities:

•	to cure any ambiguity, correct or supplement any provisions in the trust agreement that may be inconsistent with any other provision, or to make any other provisions with respect to matters or questions arising under the trust agreement, which may not be inconsistent with the other provisions of the trust agreement; or

•	to modify, eliminate or add to any provisions of the trust agreement to the extent as shall be necessary to ensure that the trust will be classified for United States federal income tax purposes as a grantor trust at all times that any trust securities are outstanding or to ensure that the trust will not be required to register as an “investment company” under the Investment Company Act.

Any amendments will become effective when notice thereof is given to the holders of trust securities.

We and the trustees may amend each trust agreement with:

•	the consent of holders representing not less than a majority (based upon liquidation amounts) of the outstanding trust securities; and

•	receipt by the trustees of an opinion of counsel to the effect that the amendment or the exercise of any power granted to the trustees in accordance with the amendment will not affect the trust’s status as a grantor trust for United States federal income tax purposes or the trust’s exemption from status as an “investment company” under the Investment Company Act.

Without the consent of each holder of trust securities, the trust agreement may not be amended to:

•	change the amount or timing of any distribution required to be made in respect of the trust securities as of a specified date; or

•	restrict the right of a holder of trust securities to institute suit for the enforcement of any payment on or after a specified date.

So long as the property trustee holds any corresponding junior subordinated debentures, the trustees may not, without obtaining the prior approval of the holders of a majority in aggregate liquidation amount of all outstanding trust preferred securities of the related trust:

•	direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee, or executing any trust or power conferred on the property trustee with respect to the corresponding junior subordinated debentures;

•	waive any past default that is waivable under the junior subordinated indenture;

•	exercise any right to rescind or annul a declaration that the principal of all the junior subordinated debentures is due and payable; or

•	consent to any amendment, modification or termination of the junior subordinated indenture or the corresponding junior subordinated debentures, where the consent shall be required.

If a consent under the junior subordinated indenture would require the consent of each holder of corresponding junior subordinated debentures affected thereby, no consent may be given by the property trustee without the prior consent of each holder of the corresponding trust preferred securities. The trustees may not revoke any action previously authorized or approved by a vote of the holders of the trust preferred securities except by subsequent vote of the holders of the trust preferred securities. The property trustee will notify each holder of the trust preferred securities of any notice of default with respect to the corresponding junior subordinated debentures. In addition to obtaining the foregoing approvals of the holders of the trust preferred securities, prior to taking any of the foregoing actions, the trustees will obtain an opinion of counsel experienced in such matters to the effect that the action would not cause the trust to be classified as other than a grantor trust for United States federal income tax purposes.

Any required approval of holders of trust preferred securities may be given at a meeting of holders of trust preferred securities convened for such purpose or pursuant to written consent. The property trustee will cause a notice of any meeting at which holders of trust preferred securities are entitled to vote, or of any matter upon which action by written consent of the holders is to be taken, to be given to each holder of record of trust preferred securities in the manner set forth in each trust agreement.

No vote or consent of the holders of trust preferred securities will be required for a trust to redeem and cancel its trust preferred securities in accordance with the applicable trust agreement.

Notwithstanding that holders of trust preferred securities are entitled to vote or consent under any of the circumstances described above, any of the trust preferred securities that are owned by The Charles Schwab Corporation or our affiliates or the trustees, shall, for purposes of such vote or consent, be treated as if they were not outstanding.

Payment and Paying Agency

Payments on the trust preferred securities will be made to the depositary, which will credit the relevant accounts at the depositary on the applicable distribution dates. If any trust’s trust preferred securities are not held by the depositary, the payments will be made by check mailed to the address of the holder as such address appears on the register.

Unless otherwise specified in the applicable prospectus supplement, the paying agent will initially be the property trustee and any co-paying agent chosen by the property trustee and acceptable to the administrative trustees and The Charles Schwab Corporation. The paying agent will be permitted to resign as paying agent upon 30 days’ written notice to the property trustee and The Charles Schwab Corporation. If the property trustee will no longer be the paying agent, the administrative trustees will appoint a successor, which will be a bank or trust company acceptable to the administrative trustees and to The Charles Schwab Corporation, to act as paying agent.

Registrar and Transfer Agent

Unless otherwise specified in the applicable prospectus supplement, the property trustee will act as registrar and transfer agent for the trust preferred securities.

Registration of transfers of trust preferred securities will be effected without charge by or on behalf of each trust, but upon payment of any tax or other governmental charges that may be imposed in connection with any transfer or exchange. The trusts will not be required to register or cause to be registered the transfer of their trust preferred securities after the trust preferred securities have been called for redemption.

Information Concerning the Property Trustee

The property trustee, other than during the occurrence and continuance of an event of default, undertakes to perform only the duties that are specifically set forth in each trust agreement. After an event of default, the property trustee must exercise the same degree of care and skill as a prudent individual would exercise or use in the conduct of his or her own affairs. Subject to this provision, the property trustee is under no obligation to exercise any of the powers vested in it by the applicable trust agreement at the request of any holder of trust preferred securities unless offered indemnity satisfactory to it by such holder against the costs, expenses and liabilities that might be incurred. If no event of default has occurred and is continuing and the property trustee is required to decide between alternative causes of action, construe ambiguous provisions in the applicable trust agreement or is unsure of the application of any provision of the applicable trust agreement, and the matter is not one on which holders of trust preferred securities are entitled under the trust agreement to vote, then the property trustee will take any action that we direct. If we do not provide direction, the property trustee may take any action that it deems advisable and in the best interests of the holders of the trust securities and will have no liability except for its own negligence or willful misconduct.

Miscellaneous

The administrative trustees are authorized and directed to conduct the affairs of and to operate the trusts in such a way that no trust will be required to register as an investment company under the Investment Company Act or classified as an association taxable as a corporation or as other than a grantor trust for United States federal income tax purposes. In this connection, we and the administrative trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of each trust or each trust agreement, that we and the administrative trustees determine to be necessary or desirable to achieve such end, as long as such action does not materially and adversely affect the interests of the holders of the related trust preferred securities.

Holders of the trust preferred securities have no preemptive or similar rights.

No trust may borrow money or issue debt or mortgage or pledge any of its assets.

Governing Law

Each trust agreement will be governed by and construed in accordance with the laws of the State of Delaware.

DESCRIPTION OF THE JUNIOR SUBORDINATED DEBENTURES OF

THE CHARLES SCHWAB CORPORATION

The junior subordinated debentures may be issued by The Charles Schwab Corporation under an indenture to be entered into between The Charles Schwab Corporation and JPMorgan Chase Bank, as trustee. This indenture will be qualified under the Trust Indenture Act, and the terms of the junior subordinated debentures issued under this indenture will include those stated in the indenture and those made part of the junior subordinated debentures by reference to the Trust Indenture Act. This indenture is an exhibit to the registration statement that contains this prospectus.

As used in this section of the prospectus, unless the context indicates otherwise, the term “debenture trustee” refers to the trustee under the junior subordinated indenture.

This section of the prospectus summarizes the material terms of the junior subordinated indenture and the junior subordinated debentures to be offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the junior subordinated indenture, including the definitions of terms, and the Trust Indenture Act. The particular terms of the junior subordinated debentures offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any series of the junior subordinated debentures may differ from the terms described below.

General

We will issue the junior subordinated debentures as unsecured debt. The junior subordinated debentures will be fully subordinated as set forth in the junior subordinated indenture. See “—Subordination.” Each series of junior subordinated debentures will rank equally with all other series of junior subordinated debentures. Junior subordinated debentures of a series may be offered directly to investors or may, instead, be owned by a trust, the trust preferred securities of which are offered to investors, as provided in the applicable prospectus supplement. The junior subordinated indenture does not limit the aggregate principal amount of junior subordinated debentures which may be issued and provides that the junior subordinated debentures may be issued from time to time in one or more series. Except as otherwise provided in the applicable prospectus supplement, the junior subordinated indenture does not limit the incurrence or issuance by us of other secured or unsecured debt.

The prospectus supplement relating to the particular junior subordinated debentures being offered will describe the terms of those securities, which may include:

•	the title of the junior subordinated debentures;

•	any limit upon the aggregate principal amount of junior subordinated debentures;

•	the date or dates on which the principal of the junior subordinated debentures is payable or the method of determination thereof;

•	any fixed or variable interest rate or rates per annum;

•	any interest payment dates;

•	any provisions relating to the deferral of payment of any interest;

•	the record date for interest payable;

•	the place where the principal of and premium, if any, and interest on the junior subordinated debentures will be payable and where the junior subordinated debentures may be presented for registration of transfer or exchange;

•	any provisions for redemption, the redemption price and any remarketing arrangements;

•	the denominations if other than $25;

•	whether the junior subordinated debentures are denominated or payable in United States dollars or a foreign currency or units of two or more foreign currencies;

•	if other than the principal amount, the portion of the principal amount of the junior subordinated debentures payable upon acceleration of the maturity of the junior subordinated debentures;

•	any index used to determine the amount of payment of principal of, and any premium and interest on, the junior subordinated debentures;

•	any additions or changes to the junior subordinated indenture with respect to the junior subordinated debentures necessary to permit the issuance of the junior subordinated debentures in bearer form, registrable or not registrable as to principal, and with or without interest coupons;

•	the terms and conditions relating to the issuance of a temporary global security representing all of the junior subordinated debentures and the exchange of the temporary global security for definitive junior subordinated debentures;

•	whether the junior subordinated debentures will be issued in whole or in part in the form of one or more global securities and the depositary for any such global securities;

•	the appointment of any paying agent or agents;

•	the terms and conditions of any obligation or right of The Charles Schwab Corporation or a holder to convert or exchange the junior subordinated debentures into trust preferred securities; and

•	any other terms of the debt securities that are not inconsistent with the provisions of the applicable indenture.

Junior subordinated debentures may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. Some United States federal income tax consequences and special considerations applicable to any such junior subordinated debentures will be described in the applicable prospectus supplement.

If a prospectus supplement specifies that the junior subordinated debentures will be denominated in a currency or currency unit other than United States dollars, the prospectus supplement shall also specify the denomination in which the junior subordinated debentures will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on the junior subordinated debentures will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due, as well as certain United States federal income tax consequences and other information.

If any index is used to determine the amount of payments of principal of, premium, if any, or interest on any series of junior subordinated debentures, special United States federal income tax, accounting and other considerations will be described in the applicable prospectus supplement.

Denominations, Registration and Transfer

Unless otherwise indicated in the applicable prospectus supplement, we will issue the junior subordinated debentures in registered form only, without coupons in denominations of $25 and any integral multiple thereof. Junior subordinated debentures of any series will be exchangeable for other junior subordinated debentures of the same issue and series, of any authorized denominations, of a like principal amount, of the same original issue date and stated maturity and bearing the same interest rate.

Junior subordinated debentures may be presented for exchange as provided above, and may be presented for registration of transfer at the office of the appropriate securities registrar or at the office of any transfer agent designated by us for such purposes. No service charge will be made for any transfer or exchange of the junior subordinated debentures. However, we or the debenture trustee may require a holder to pay an amount sufficient to cover any tax or other governmental charge payable in connection with a transfer or exchange. We will appoint the debenture trustee as securities registrar under the junior subordinated indenture. If the applicable prospectus supplement refers to any transfer agents, in addition to the securities registrar, initially designated by us with respect to any series of junior subordinated debentures, we may at any time rescind the designation of any transfer agent or approve a change in the location through which any transfer agent acts, provided that we maintain a transfer agent in each place of payment of the series. We may at any time designate additional transfer agents with respect to any series of junior subordinated debentures.

In the event of any redemption, neither we nor the debenture trustee will be required to:

•	issue, register the transfer of, or exchange, junior subordinated debentures of any series during a period beginning at the opening of business 15 days before the day of selection for redemption of junior subordinated debentures of that series and ending at the close of business on the day of mailing of notice of redemption; or

•	transfer or exchange any junior subordinated debentures so selected for redemption, except, in the case of any junior subordinated debentures being redeemed in part, any portion thereof not to be redeemed.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, we will pay principal and any premium and interest on junior subordinated debentures (other than those in global form) at the office of the debenture trustee in New York City or at the office of any paying agent that we may designate from time to time.

However, at our option, we may pay any interest by check mailed to the holders of registered junior subordinated debentures at their registered addresses or by transfer to an account maintained by a holder of registered junior subordinated debentures, as specified in the securities register. Unless otherwise indicated in the applicable prospectus supplement, payment of any interest on junior subordinated debentures will be made to the person in whose name the junior subordinated debentures are registered on the applicable record date, except in the case of defaulted interest. We may at any time designate additional paying agents or rescind the designation of any paying agent, provided that we at all times maintain a paying agent in each place of payment for each series of junior subordinated debentures.

Any amounts deposited with the debenture trustee or any paying agent, or then held by us in trust, for the payment of the principal of, any premium, if any, or interest on any junior subordinated debentures and remaining unclaimed for two years after such amounts have become due and payable shall, at our request, be repaid to us, and the holder of the junior subordinated debenture will be able to look only to us for payment, as a general unsecured creditor.

Option to Defer Interest Payments

If provided in the applicable prospectus supplement, we will have the right from time to time during the term of any series of junior subordinated debentures to defer payment of interest for up to the number of consecutive interest payment periods as may be specified in the applicable prospectus supplement, subject to the terms, conditions and covenants, if any, specified in the prospectus supplement. The deferral, however, may not extend beyond the stated maturity of the series of junior subordinated debentures. Some United States federal income tax consequences and special considerations applicable to the junior subordinated debentures will be described in the applicable prospectus supplement.

Restrictions on Certain Payments

Unless otherwise indicated in the applicable prospectus supplement, The Charles Schwab Corporation covenants as to each series of junior subordinated debentures that if:

•	there has occurred any event which with giving notice would be an event of default with respect to the junior subordinated debentures of which we have actual knowledge and as to which we have not taken reasonable steps to cure; or

•	we shall have given notice of our election to defer payments of interest on the junior subordinated debentures by extending the interest payment period and such period, or any extension of such period, is continuing;

then The Charles Schwab Corporation may not and may not permit any of its subsidiaries to:

•	declare or pay any dividends or distributions on, or redeem, purchase, acquire or make a liquidation payment with respect to, any shares of our capital stock;

•	make any payment of interest, principal or premium, if any, on or repay, repurchase or redeem any debt securities issued by us that rank equally in all respects with or junior in interest to the junior subordinated debentures of such series; or

•	make any guarantee payments with respect to any guarantees by The Charles Schwab Corporation of the debt securities of any subsidiary if the guarantee ranks equally in all respects with or junior in interest to the junior subordinated debentures of such series;

other than:

•	dividends or distributions in capital stock of The Charles Schwab Corporation;

•	any declaration of a dividend in connection with implementing a stockholder rights plan, the issuance of any stockholders rights or the redemption or repurchase of any rights;

•	payments under any guarantee with respect to any trust preferred securities; and

•	purchases of common stock related to the issuance of common stock or rights under any benefit plans for directors, officers or employees, or related to the issuance of common stock or rights under a dividend reinvestment and stock purchase plan, or related to the issuance of common stock (or securities convertible into or exchangeable for common stock) as consideration in an acquisition transaction that was entered into prior to the extension period.

Redemption

Unless otherwise indicated in the applicable prospectus supplement, the junior subordinated debentures will not be subject to any sinking fund.

Unless otherwise indicated in the applicable prospectus supplement, we may, at our option and subject to receipt of prior approval by the Federal Reserve Board (if required), redeem the junior subordinated debentures of any series in whole at any time or in part from time to time. If the junior subordinated debentures of any series are so redeemable only on or after a specified date or upon the satisfaction of additional conditions, the applicable prospectus supplement will specify such date or describe such conditions. Junior subordinated debentures in denominations larger than $1,000 may be redeemed in part but only in integral multiples of $1,000. Except as otherwise specified in the applicable prospectus supplement, the redemption price for any junior subordinated debentures so redeemed will equal any accrued and unpaid interest thereon to the redemption date, plus 100% of the principal amount thereof.

Except as otherwise specified in the applicable prospectus supplement, if a tax event (as defined below) in respect of a series of junior subordinated debentures or capital treatment event or an investment company event (each, as defined below) in respect of a series of trust preferred securities to which a series of junior subordinated debentures corresponds shall occur and be continuing, we may, at our option, upon not less than 30 days’ nor more than 60 days’ notice, and subject to receipt of prior approval by the Federal Reserve Board (if required), redeem the series of junior subordinated debentures in whole, but not in part, at any time within 90 days following the occurrence of the tax event, capital treatment event or investment company event, at a redemption price equal to 100% of the principal amount of the junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption, except as otherwise specified in the applicable prospectus supplement.

“Tax event” with respect to a trust means the receipt by the trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the trust preferred securities under the trust agreement, there is more than an insubstantial risk that:

•	the trust is, or will be within 90 days of the date of the opinion, subject to United States federal income tax with respect to income received or accrued on the corresponding series of junior subordinated debentures;

•	interest payable by us on the series of corresponding junior subordinated debentures is not, or within 90 days of the date of the opinion, will not be, deductible by us, in whole or in part, for United States federal income tax purposes; or

•	the trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

“Capital treatment event” means our reasonable determination that, as a result of any amendment to, or change (including any proposed change) in the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the applicable trust preferred securities under the applicable trust agreement, there is more than an insubstantial risk that we will not be entitled to treat an amount equal to the liquidation amount of the applicable trust preferred securities as “Tier I Capital” (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to The Charles Schwab Corporation.

“Investment company event” means that the property trustee will have received an opinion of independent counsel experienced in such matters which states that, as a result of the occurrence of a change in law or regulation or a written change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, there is more than an insubstantial risk that a trust issuing trust preferred securities is or will be considered an “investment company” which is required to be registered under the Investment Company Act of 1940.

Notice of any redemption will be mailed at least 30 days, but not more than 60 days, before the redemption date to each holder of junior subordinated debentures to be redeemed at its registered address. Unless we default in payment of the redemption price, on and after the redemption date, interest will cease to accrue on the junior subordinated debentures or portions thereof called for redemption.

Limitation on Mergers and Sales of Assets

The junior subordinated indenture provides that we may not consolidate with, or merge into, any other person or convey, transfer or lease our properties and assets substantially as an entirety, and no other person may consolidate with, or merge into, or transfer its properties or assets substantially as an entirety to us unless:

•	in the case we merge into another person, or convey, transfer or lease our properties and assets substantially as an entirety to any person, the successor entity is organized in the United States and expressly assumes our obligations under the junior subordinated indenture;

•	after giving effect thereto, no event of default and no event which, after notice or lapse of time, or both, would become an event of default, shall have occurred and be continuing under the junior subordinated indenture;

•	the transaction is permitted under the related trust agreement and guarantee; and

•	other conditions as prescribed by the junior subordinated indenture are met.

Events of Default, Waiver and Notice

The junior subordinated indenture provides that if any of the following events has occurred and is continuing, the event constitutes an event of default relating to a series of the junior subordinated debentures:

•	failure for 30 days to pay any interest on any junior subordinated debentures of the series when due;

•	failure to pay any principal or premium, if any, on any junior subordinated debentures of the series when due, whether at maturity or upon redemption;

•	failure to observe or perform in any material respect, for 90 days after written notice from the trustee or the holders of at least 25% of the outstanding principal amount of the affected series, certain other covenants in respect of the junior subordinated debentures; and

•	specified events of bankruptcy, insolvency or reorganization of The Charles Schwab Corporation.

The debenture trustee or the holders of not less than 25% in aggregate principal amount of the junior subordinated debentures of that series then outstanding may declare the principal of all junior subordinated debentures of that series to be due and payable immediately upon an event of default. If the holders of junior subordinated debentures fail to make the declaration, the holders of at least 25% in aggregate liquidation amount of the related trust preferred securities shall have the right.

Under some circumstances, the holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may annul the declaration and waive the default. If the holders of junior subordinated debentures fail to annul the declaration and waive the default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities will have such right.

The holders of a majority in aggregate outstanding principal amount of that series of junior subordinated debentures may waive any default, except:

•	a default in payment of principal or interest (unless the default has been cured and a sum sufficient to pay all matured installments of interest and principal due other than by acceleration has been deposited with the debenture trustee); or

•	a default in respect of a covenant or provision that under the junior subordinated indenture cannot be modified or amended without the consent of the holder of each outstanding junior subordinated debenture.

If the holders of junior subordinated debentures fail to waive the default, the holders of a majority in aggregate liquidation amount of the related trust preferred securities shall have the right.

The holders of a majority in principal amount of the junior subordinated debentures of any series affected will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the debenture trustee under the junior subordinated indenture.

If a debenture event of default has occurred and is continuing, the property trustee will have the right to declare the principal of and the interest on the corresponding junior subordinated debentures, and any other amounts payable under the junior subordinated indenture, to be due and payable and to enforce its other rights as a creditor with respect to the corresponding junior subordinated debentures.

Modification of Junior Subordinated Indenture

From time to time, we and the debenture trustee may, without the consent of the holders of the junior subordinated debentures, waive or supplement the junior subordinated indenture for specified purposes, including, among other things:

•	curing ambiguities, defects or inconsistencies without materially and adversely affecting the holders of the junior subordinated debentures or the related trust preferred securities; and

•	qualifying or maintaining the qualification of the junior subordinated indenture under the Trust Indenture Act.

We and the debenture trustee may make modifications and amendments to the indenture with the consent of the holders of a majority of the principal amount of the junior subordinated debentures at the time outstanding. The consent of the holder of each affected outstanding junior subordinated debenture is required for modifications that would:

•	change the stated maturity of any series, reduce the principal amount or reduce the rate or extend the time of payment of interest; or

•	reduce the percentage of holders of junior subordinated debentures necessary to modify or amend the junior subordinated indenture.

In the case of the corresponding junior subordinated debentures, so long as any related trust preferred securities remain outstanding:

•	no modification may be made that adversely affects the holders of the related trust preferred securities in any material respect;

•	no termination of the junior subordinated indenture may occur; and

•	no waiver of any event of default or compliance with any covenant will be effective without the prior consent of a majority in liquidation preference of outstanding related trust preferred securities of that trust; and if the consent of the holder of each outstanding junior subordinated debenture is required, no modification shall be effective without the prior consent of each holder of related trust preferred securities then outstanding unless and until the principal (and premium, if any) and all accrued and unpaid interest shall have been paid.

In addition, we and the debenture trustee may execute, without the consent of any holder of junior subordinated debentures, any supplemental junior subordinated indenture for the purpose of creating any new series of junior subordinated debentures.

Enforcement of Certain Rights by Holders of Trust Preferred Securities

If a debenture event of default with respect to a series of corresponding junior subordinated debentures has occurred and is continuing and the event of default is the result of our failure to pay interest or principal on the corresponding junior subordinated debentures when due, a holder of related trust preferred securities may institute a legal proceeding directly against us for enforcement of payment to such holder of the principal of or interest on the corresponding junior subordinated debentures having a principal amount equal to the aggregate liquidation amount of the related trust preferred securities. We may not amend the junior subordinated indenture to remove this right without the prior written consent of the holders of all of the outstanding trust preferred securities of the applicable trust. If the right is removed, the applicable trust may become subject to reporting obligations under the Exchange Act. We will have the right under the junior subordinated indenture to set off any payment made by us to the holder of trust preferred securities in connection with any direct action.

The holders of the trust preferred securities will be unable to exercise directly any remedies other than those set forth in the preceding paragraph unless there has been an event of default under the applicable trust agreement. See “Description of the Trust Preferred Securities—Events of Default; Notice.”

Satisfaction and Discharge

The junior subordinated indenture provides that when, among other things, all junior subordinated debentures not previously delivered to the debenture trustee for cancellation:

•	have become due and payable; or

•	will become due and payable at their stated maturity within one year of the date of deposit; or

•	are to be called for redemption within one year under arrangements satisfactory to the debenture trustee for the giving of notice of redemption; and

•	we deposit with the debenture trustee funds in trust for the purpose and in an amount in the currency or currencies in which the junior subordinated debentures are payable sufficient to pay and discharge the entire indebtedness on the junior subordinated debentures not previously delivered to the debenture trustee for cancellation, including principal, interest (including any additional interest) and premium, if any, to the date of the deposit (in the case of securities which have become due and payable) or to the stated maturity or redemption date, as applicable;

then the junior subordinated indenture will cease to be of further effect (except as to our obligations to pay all other sums due under the junior subordinated indenture and to provide the officers’ certificates and opinions of counsel described therein), and we will be deemed to have satisfied and discharged the junior subordinated indenture.

Conversion or Exchange

The junior subordinated debentures may be convertible or exchangeable into junior subordinated debentures of another series or into trust preferred securities, on the terms provided in the applicable prospectus supplement. The terms may include provisions for conversion or exchange, either mandatory, at the option of the holder, or at our option, in which case the number of shares of trust preferred securities or other securities to be received by the holders of junior subordinated debentures would be calculated as of a time and in the manner stated in the applicable prospectus supplement.

Subordination

The junior subordinated indenture contains a covenant by us that any junior subordinated debentures issued thereunder will be subordinate and junior in right of payment to all senior debt (as defined below) to the extent provided in the junior subordinated indenture. If we make any payment or distribution of our assets upon any liquidation, dissolution, winding-up, reorganization, assignment for the benefit of creditors, marshaling of assets or any bankruptcy, insolvency, debt restructuring or similar proceedings in connection with any insolvency or bankruptcy proceeding, the holders of senior debt will first be entitled to receive payment in full of principal of and premium and interest, if any, on the senior debt before the holders of junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of, premium, if any, and interest, on the junior subordinated debentures, or in the case of corresponding junior subordinated debentures, before the property trustee, on behalf of the holders of trust securities, will be entitled to receive any payment in respect of the principal of, premium, if any, and interest on, the junior subordinated debentures. However, holders of senior debt will not be entitled to receive payment of any such amounts if the subordination provisions of the senior debt would require holders to pay amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of The Charles Schwab Corporation’s business.

In the event of the acceleration of the maturity of any junior subordinated debentures, the holders of all senior debt outstanding at the time of the acceleration will first be entitled to receive payment in full of all amounts due thereon, including any amounts due upon acceleration, before the holders of the junior subordinated debentures will be entitled to receive or retain any payment in respect of the principal of or premium or interest, if any, on the junior subordinated debentures. However, the holders of senior debt will not be entitled to receive payment of any amounts if the subordination provisions of the senior debt would require holders to pay amounts over to the obligees on trade accounts payable or other liabilities arising in the ordinary course of The Charles Schwab Corporation’s business.

No payments on account of principal or premium, if any, or interest in respect of the junior subordinated debentures may be made if there shall have occurred and be continuing a default in any payment with respect to senior debt or an event of default with respect to any senior debt resulting in the acceleration of the maturity thereof, or if any judicial proceedings are pending with respect to any such default.

“Debt” means, with respect to any person, whether recourse is to all or a portion of the assets of the person and whether or not contingent:

•	every obligation of the person for money borrowed;

•	every obligation of the person evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses;

•	every reimbursement obligation of the person with respect to letters of credit, bankers’ acceptances or similar facilities issued for the account of the person;

•	every obligation of the person issued or assumed as the deferred purchase price of property or services other than trade accounts payable or accrued liabilities arising in the ordinary course of business;

•	every capital lease obligation of the person;

•	every obligation of the person for claims in respect of derivative products such as interest and foreign exchange rate contracts, commodity forward contracts and similar arrangements; and

•	every obligation of the type referred to above of another person and all dividends of another person the payment of which, in either case, the person has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise.

“Senior debt” means the principal of and premium and interest, if any, including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to The Charles Schwab Corporation whether or not the claim for post-petition interest is allowed in the proceeding, on debt, whether incurred on or prior to the date of the junior subordinated indenture or thereafter incurred, unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations are not superior in right of payment to the junior subordinated debentures or to other debt that is equal or subordinated to the junior subordinated debentures, other than:

•	any debt of The Charles Schwab Corporation which, when incurred and without respect to any election under Section 1111(b) of the United States Bankruptcy Code, as amended, was without recourse to The Charles Schwab Corporation;

•	any debt of The Charles Schwab Corporation to any of its subsidiaries;

•	any debt to any of our employees;

•	any debt which by its terms is subordinated to trade accounts payable or accrued liabilities arising in the ordinary course of business to the extent that payments made to the holders of the debt by the holders of the junior subordinated debentures as a result of the subordination provisions of the junior subordinated indenture would be greater than the payments otherwise would have been as a result of any obligation of the holders of the debt to pay amounts over to the obligees on the trade accounts payable or accrued liabilities arising in the ordinary course of business as a result of subordination provisions to which the debt is subject; and

•	any other junior subordinated debentures.

The junior subordinated indenture places no limitation on the amount of senior debt that we may incur. We expect from time to time to incur additional indebtedness and other obligations constituting senior debt.

The junior subordinated indenture provides that any of the subordination provisions described above that relate to any particular issue of junior subordinated debentures may be changed prior to the issuance. Any change would be described in the applicable prospectus supplement.

The Debenture Trustee

The debenture trustee will have all of the duties and responsibilities specified under the Trust Indenture Act. Subject to those provisions, the debenture trustee is under no obligation to exercise any of the powers vested in it by the junior subordinated indenture at the request of any holder of junior subordinated debentures unless offered reasonable indemnity by the holder against the costs, expenses and liabilities that might be incurred thereby. The debenture trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the debenture trustee reasonably believes that repayment or adequate indemnity is not reasonably assured it.

Trust Expenses

Pursuant to the terms of an expense agreement to be entered into between us and each trust, we, as holder of the trust common securities, will irrevocably and unconditionally agree with each trust that holds junior subordinated debentures that we will pay to the trust, and reimburse the trust for, the full amount of any costs, expenses or liabilities of the trust, other than obligations of the trust to pay to the holders of any trust preferred securities or other similar interests in the trust the amounts due such holders under the terms of the trust preferred securities or such other similar interests, as the case may be. The payment obligation will include any costs, expenses or liabilities of the trust that are required by applicable law to be satisfied in connection with a termination of the trust. The form of expense agreement is attached as an exhibit to the trust agreement which is an exhibit to the registration statement that contains this prospectus.

Corresponding Junior Subordinated Debentures

We may issue one or more series of junior subordinated debentures under the junior subordinated indenture with terms corresponding to the terms of a series of related trust preferred securities. In each such instance, concurrently with the issuance of each trust’s trust preferred securities, the trust will invest the proceeds thereof and the consideration paid by us for the trust common securities in the series of corresponding junior subordinated debentures issued by us to the trust. Each series of corresponding junior subordinated debentures will be in the principal amount equal to the aggregate stated liquidation amount of the related trust preferred securities and the trust common securities of the trust and will rank equally with all other series of junior subordinated debentures. Holders of the related trust preferred securities for a series of corresponding junior subordinated debentures will have the rights, in connection with modifications to the junior subordinated indenture or upon occurrence of debenture events of default as described under “—Modification of Junior Subordinated Indenture,” “—Events of Default, Waiver and Notice” and “—Enforcement of Certain Rights by Holders of Trust Preferred Securities.”

Unless otherwise specified in the applicable prospectus supplement, if a tax event, a capital treatment event or an investment company event relating to a trust shall occur and be continuing, we may, at our option and subject to prior approval of the Federal Reserve Board (if required), redeem the corresponding junior subordinated debentures at any time within 90 days of the occurrence of such event, in whole but not in part, subject to the provisions of the junior subordinated indenture and whether or not the corresponding junior subordinated debentures are then redeemable at our option. Unless provided otherwise in the applicable prospectus supplement, the redemption price for any corresponding junior subordinated debentures shall be equal to 100% of the principal amount of the corresponding junior subordinated debentures then outstanding plus accrued and unpaid interest to the date fixed for redemption. For so long as the applicable trust is the holder of all the outstanding corresponding junior subordinated debentures of such series, the proceeds of any redemption will be used by the trust to redeem the corresponding trust securities in accordance with their terms. We may not redeem a series of corresponding junior subordinated debentures in part unless all accrued and unpaid interest has been paid in full on all outstanding corresponding junior subordinated debentures of that series for all interest periods terminating on or prior to the date of redemption.

We covenant in the junior subordinated indenture, as to each series of corresponding junior subordinated debentures, that if and so long as:

•	a trust is the holder of all the corresponding junior subordinated debentures;

•	a tax event in respect of the trust has occurred and is continuing; and

•	The Charles Schwab Corporation has elected, and has not revoked the election, to pay additional sums (as defined below) in respect of the trust securities;

we will pay additional sums to the trust.

“Additional sums” means the additional amounts as may be necessary in order that the amount of distributions then due and payable by a trust on the outstanding trust securities of the trust shall not be reduced as a result of any additional taxes, duties and other governmental charges to which the trust has become subject as a result of a tax event.

We will also covenant, as to each series of corresponding junior subordinated debentures:

•	to directly or indirectly maintain 100% ownership of the trust common securities of the trust unless a permitted successor succeeds to ownership of the trust common securities; and

•	not to voluntarily terminate, wind up or liquidate any trust, except:

•	in connection with a distribution of corresponding junior subordinated debentures to the holders of the trust preferred securities in exchange therefor upon liquidation of the trust; or

•	in connection with certain mergers, consolidations or amalgamations permitted by the related trust agreement, in either case, if specified in the applicable prospectus supplement upon prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies; and

•	to use our reasonable efforts, consistent with the terms and provisions of the related trust agreement, to cause the trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes.

Governing Law

The junior subordinated debentures will be governed by and construed in accordance with the laws of the State of California unless otherwise provided in any prospectus supplement.

DESCRIPTION OF THE TRUST SECURITIES GUARANTEES OF

THE CHARLES SCHWAB CORPORATION

In connection with the issuance of trust preferred securities, we will execute and deliver a guarantee agreement (the “guarantee agreement”) with JPMorgan Chase Bank, as trustee (referred to in this section as the “guarantee trustee”). Each guarantee agreement will be qualified under the Trust Indenture Act, and the terms of The Charles Schwab Corporation’s guarantee will include those stated in the guarantee agreement and those made part of the guarantee agreement by reference to the Trust Indenture Act. The form of guarantee agreement is an exhibit to the registration statement that contains this prospectus.

This section of the prospectus summarizes the material terms of the guarantee agreement and our guarantee thereunder covering the trust preferred securities offered by any prospectus supplement. It is not complete and is subject to, and is qualified in its entirety by reference to, all the provisions of the guarantee agreement, including the definitions of terms, and the Trust Indenture Act. The particular terms of the guarantee covering trust preferred securities offered by any prospectus supplement will be described in the prospectus supplement relating to the offered securities. The terms of any particular guarantee may differ from the terms described below.

General

We will irrevocably and unconditionally agree to pay in full on a subordinated basis, to the extent described, to the holders of the trust securities, except to the extent paid by the trust, as and when due, regardless of any defense, right of set-off or counterclaim which the trust may have or assert other than the defense of payment, the following payments, which are referred to as guarantee payments:

•	any accumulated and unpaid distributions that are required to be paid on the trust securities, to the extent the trust has funds available for distributions;

•	the redemption price, to the extent the trust has funds available for redemptions, relating to any trust securities called for redemption by the trust; and

•	upon a voluntary or involuntary dissolution, winding-up or liquidation of the trust, other than in connection with the distribution of junior subordinated debentures to the holders of trust securities in exchange therefore, the lesser of:

•	the aggregate of the liquidation amount and all accumulated and unpaid distributions on the trust securities to the date of payment; and

•	the amount of assets of the trust remaining available for distribution to holders of the trust securities after satisfaction of liabilities to creditors of the trust as required by law.

Our obligation to make a guarantee payment may be satisfied by direct payment of the required amounts to the holders of trust preferred securities or by causing the trust to pay the amounts to the holders.

Each guarantee will be an irrevocable guarantee on a subordinated basis of the related trust’s obligation under the trust preferred securities, but will apply only to the extent that the related trust has funds sufficient to make the payments and is not a guarantee of collection.

If we do not make interest payments on the corresponding junior subordinated debentures held by a trust, the trust will not pay distributions on the trust preferred securities and will not have funds available for the payments. Each guarantee will rank subordinate in right of payment to all senior debt of The Charles Schwab Corporation. See “—Status of the Guarantees.” Except as otherwise provided in the applicable prospectus supplement, the trust securities guarantees do not limit the incurrence or issuance by us of other secured or unsecured debt, including senior debt.

The trust securities guarantees, when taken together with our obligations under the junior subordinated debentures, the junior subordinated indenture, the applicable trust agreements and the applicable expense agreement, including our obligations to pay costs, expenses, debts and liabilities of the trusts, other than those relating to trust securities, will provide a full irrevocable and unconditional guarantee on a subordinated basis of payments due on the trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes the guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the trust preferred securities. See “Relationship Among the Trust Preferred Securities, the Corresponding Junior Subordinated Debentures, the Expense Agreement and the Trust Securities Guarantees.”

Status of the Guarantees

Each trust securities guarantee will be unsecured and will rank:

•	subordinate and junior in right of payment to all senior debt of The Charles Schwab Corporation in the same manner as the junior subordinated debentures; and

•	equally with all other guarantees of trust securities issued by The Charles Schwab Corporation.

Each trust securities guarantee will constitute a guarantee of payment and not of collection. This means that the guaranteed party may sue the guarantor to enforce its rights under the guarantee without suing any other person or entity. Each trust securities guarantee will be held for the benefit of the holders of the related trust securities and will be discharged only by payment of the guarantee payments in full to the extent not paid by the trust or upon distribution to the holders of the trust securities of the corresponding junior subordinated debentures. None of the guarantees places a limit on the amount of additional senior debt that may be issued by us. We expect from time to time to incur additional indebtedness constituting senior debt.

Amendments and Assignment

A guarantee agreement may be amended only with the prior approval of the holders of not less than a majority in aggregate liquidation amount of the outstanding trust securities covered by the guarantee agreement.

No vote will be required, however, for any changes that do not materially adversely affect the rights of holders of trust preferred securities. All guarantees and agreements contained in a guarantee agreement will bind our successors, assignees, receivers, trustees and representatives and will be for the benefit of the holders of the trust securities then outstanding.

Termination of the Guarantee Agreements

Each guarantee agreement will terminate upon full payment of the redemption price of the related trust securities, upon distribution of the corresponding junior subordinated debentures to the holders of the related trust securities in exchange therefor or upon full payment of the amounts payable in liquidation of the related trust. Each guarantee agreement will continue to be effective or will be reinstated, as the case may be, if at any time any holder of trust securities must restore payment of any sums paid under the trust securities or the guarantee agreement.

Events of Default

An event of default under each guarantee agreement will occur if we fail to perform any payment or other obligations under the guarantee agreement.

The holders of not less than a majority in liquidation amount of the related trust securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the guarantee trustee in respect of the trust preferred securities guarantee or to direct the exercise of any trust or power conferred upon the guarantee trustee under the trust preferred securities guarantee.

Any holder of trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee, without first instituting a legal proceeding against the trust, the guarantee trustee or any other person or entity.

As guarantor, we are required to file annually with the guarantee trustee a certificate as to whether or not we are in compliance with all applicable conditions and covenants applicable under the trust preferred securities guarantee.

Information Concerning the Guarantee Trustee

Prior to the occurrence of a default relating to a guarantee agreement, the guarantee trustee is required to perform only the duties that are specifically set forth in the guarantee agreement.

Following the occurrence of a default, the guarantee trustee must exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. If the foregoing requirements have been met, the guarantee trustee is under no obligation to exercise any of the powers vested in it by a guarantee agreement at the request of any holder of trust preferred securities, unless offered indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred thereby.

We and our affiliates maintain certain accounts and other banking and business relationships with the guarantee trustee and its affiliates in the ordinary course of business.

Governing Law

The guarantee agreements will be governed by and construed in accordance with the internal laws of the State of California unless otherwise provided in any prospectus supplement.

RELATIONSHIP AMONG THE TRUST PREFERRED SECURITIES, THE CORRESPONDING JUNIOR SUBORDINATED DEBENTURES AND THE

TRUST SECURITIES GUARANTEES

Full and Unconditional Guarantee

Payments of distributions and other amounts due on the trust preferred securities (to the extent the trust has funds available for the payment of the distributions) are irrevocably guaranteed by The Charles Schwab Corporation as and to the extent set forth under “Description of the Trust Securities Guarantees of The Charles Schwab Corporation.” Taken together, our obligations under each series of corresponding junior subordinated debentures, the junior subordinated indenture, the related trust agreement and the related guarantee agreement provide, in the aggregate, a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. No single document standing alone or operating in conjunction with fewer than all of the other documents constitutes such guarantee. It is only the combined operation of these documents that has the effect of providing a full, irrevocable and unconditional guarantee of the trust’s obligations under the related trust preferred securities. If and to the extent that we do not make payments on any series of corresponding junior subordinated debentures, the trust will not pay distributions or other amounts due on the related trust preferred securities.

The guarantee agreement does not cover payment of distributions when the related trust does not have sufficient funds to pay the distributions. In such event, the remedy of a holder of a series of trust preferred securities is to institute a legal proceeding directly against us under the terms of the junior subordinated indenture for enforcement of payment of amounts equal to the distributions to such holder. Our obligations under the guarantee agreement are subordinate and junior in right of payment to all of our senior debt.

Sufficiency of Payment

As long as payments of interest and other payments are made when due on the corresponding junior subordinated debentures, those payments will be sufficient to cover the distributions and payments due on the related trust preferred securities. This is due to the following factors:

•	the aggregate principal amount of corresponding junior subordinated debentures will be equal to the sum of the aggregate stated liquidation amount of the related trust preferred securities and trust common securities;

•	the interest rate and the interest and other payment dates on the junior subordinated debentures will match the distribution rate and distribution and other payment dates for the related trust preferred securities;

•	we will pay for any and all costs, expenses and liabilities of the trusts, other than those relating to the trust’s obligations to holders of its trust preferred securities; and

•	each trust agreement further provides that the trust may not engage in any activity that is not consistent with the limited purposes of the trust.

We have the right to set-off any payment that we are otherwise required to make under the junior subordinated indenture with any payment that we have previously made or are concurrently making on the date of the payment under a related guarantee.

Enforcement Rights of Holders of Trust Preferred Securities

A holder of any related trust preferred securities may institute a legal proceeding directly against us to enforce its rights under the related guarantee agreement without first instituting a legal proceeding against the guarantee trustee, the related trust or any other person or entity.

A default or event of default under any senior debt (as that term is defined in the junior subordinated indenture) of The Charles Schwab Corporation would not constitute a default or event of default under the junior subordinated indenture. However, in the event of payment defaults under or acceleration of senior debt of The Charles Schwab Corporation, the subordination provisions of the junior subordinated indenture provide that no payments may be made in respect of the corresponding junior subordinated debentures until the senior debt has been paid in full or any payment default thereunder has been cured or waived. Failure to make required payments on any series of corresponding junior subordinated debentures would constitute an event of default under the junior subordinated indenture.

Limited Purpose of Trusts

Each trust’s trust preferred securities evidence a beneficial interest in the trust, and each trust exists for the sole purpose of issuing its trust preferred securities and trust common securities and investing the proceeds in corresponding junior subordinated debentures. A principal difference between the rights of a holder of a trust preferred security and a holder of a corresponding junior subordinated debenture is that a holder of a corresponding junior subordinated debenture is entitled to receive from us the principal amount of and interest accrued on corresponding junior subordinated debentures held, while a holder of trust preferred securities is entitled to receive distributions from the trust (or a payment from us under the applicable guarantee agreement) if and to the extent the trust has funds available for the payment of the distributions. However, taken together, our obligations under each series of corresponding junior subordinated debentures, the junior subordinated indenture, the trust agreement and the related guarantee agreement provide in the aggregate a full, irrevocable and unconditional guarantee of payments of distributions and other amounts due on the related trust preferred securities. See “—Full and Unconditional Guarantee.”

Rights Upon Termination

Upon any voluntary or involuntary termination, winding-up or liquidation of any trust involving the liquidation of the corresponding junior subordinated debentures, after satisfaction of liabilities to creditors of the trust, the holders of the related trust preferred securities will be entitled to receive, out of the assets held by the trust, the liquidation distribution in cash. See “Description of the Trust Preferred Securities—Liquidation Distribution Upon Termination.” Upon any voluntary or involuntary liquidation or bankruptcy of The Charles Schwab Corporation, the property trustee, as holder of the corresponding junior subordinated debentures, would be a subordinated creditor of The Charles Schwab Corporation, subordinated in right of payment to all senior debt as set forth in the junior subordinated indenture, but entitled to receive payment in full of principal and interest before any of our stockholders receive distributions. Since we are the guarantor under each guarantee agreement and have agreed to pay for all costs, expenses and liabilities of each trust, other than the trust’s obligations to the holders of its trust preferred securities, the positions of a holder of the trust preferred securities and a holder of the corresponding junior subordinated debentures relative to other creditors and to our stockholders in the event of liquidation or bankruptcy are expected to be substantially the same.

DESCRIPTION OF PREFERRED STOCK

This section of the prospectus contains a description of the general terms of the preferred stock that we may issue. Other terms of any series of preferred stock will be described in the prospectus supplement relating to that series of preferred stock. The terms of any series of preferred stock may differ from the terms described below.

The provisions of the preferred stock described below and in any prospectus supplement are not complete. You should refer to our Fifth Restated Certificate of Incorporation and the documents that will be filed with the SEC in connection with the offering of the series of preferred stock.

General

Our certificate of incorporation permits our board of directors to authorize the issuance of up to 9,940,000 shares of preferred stock, par value $0.01 per share, in one or more series. Our board of directors can divide the preferred stock into series and determine the designation and the rights and preferences of each series. Therefore, without stockholder approval, our board of directors can authorize the issuance of preferred stock with voting, conversion and other rights that could dilute the voting power and other rights of our common stockholders. None of our preferred stock is currently outstanding.

The preferred stock will have the terms described below unless otherwise provided in the prospectus supplement relating to a particular series of the preferred stock. You should read the prospectus supplement relating to the particular series of preferred stock being offered for specific terms, including:

•	the series designation of the preferred stock and the number of shares offered;

•	the amount of liquidation preference per share;

•	voting rights;

•	the price at which the preferred stock will be issued;

•	the annual dividend rate and the date or dates on which dividends will commence to accrue;

•	any redemption or sinking fund provisions;

•	any provisions relating to convertibility or exchangeability of the preferred stock into shares of our common stock or other securities;

•	the relative seniority and rank of the series with respect to other series then or thereafter issued;

•	whether the preferred stock is a perpetual preferred stock (as defined below);

•	whether we have elected to offer depositary shares as described under “Description of Depositary Shares”; and

•	any other rights, preferences, privileges, limitations, options and restrictions and special or relative rights, if any, on the preferred stock.

The preferred stock will, when issued, be fully paid and nonassessable. Perpetual preferred stock means preferred stock that does not have a maturity date, that cannot be redeemed at the option of the holder of the instrument, and that has no other provisions that will require future redemption. If perpetual preferred stock is issued, the prospectus supplement will describe its terms and conditions, including those that may be required by the Federal Reserve Board for regulatory compliance purposes. The rights of holders of shares of each series of preferred stock will be subordinate to those of our general creditors.

As described under “Description of Depositary Shares,” we may, at our option, with respect to any series of the preferred stock, elect to offer fractional interests in shares of preferred stock, and provide for the issuance of depositary receipts representing depositary shares, each of which will represent a fractional interest in a share of the series of the preferred stock. The fractional interest will be specified in the prospectus supplement relating to a particular series of the preferred stock.

Rank

Any series of the preferred stock will, with respect to the priority of the payment of dividends and the priority of payments upon liquidation, winding-up and dissolution, rank:

•	senior to all classes of common stock and all equity securities issued by us the terms of which specifically provide that the equity securities will rank junior to the preferred stock (the junior securities);

•	equally with all equity securities issued by us the terms of which specifically provide that the equity securities will rank equally with the preferred stock (the parity securities); and

•	junior to all equity securities issued by us the terms of which specifically provide that the equity securities will rank senior to the preferred stock.

Dividends

Holders of the preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends at the rates and on the dates described in the prospectus supplement. Different series of preferred stock may be entitled to dividends at different rates or based on different methods of calculation. The dividend rate may be fixed or variable or both. Dividends will be payable to the holders of record as they appear on our stock books on record dates fixed by our board of directors, as specified in the applicable prospectus supplement.

Dividends on any series of the preferred stock may be cumulative or noncumulative, as described in the applicable prospectus supplement. If our board of directors does not declare a dividend payable on a dividend payment date on any series of noncumulative preferred stock, then the holders of that noncumulative preferred stock will have no right to receive a dividend for that dividend payment date, and we will have no obligation to pay the dividend accrued for that period, whether or not dividends on that series are declared payable on any future dividend payment dates. Dividends on any series of cumulative preferred stock will accrue from the date we initially issue shares of such series or such other date specified in the applicable prospectus supplement.

No full dividends may be declared or paid or funds set apart for the payment of any dividends on any parity securities unless dividends have been paid or set apart for payment on the preferred stock. If full dividends are not paid, the preferred stock will share dividends pro rata with the parity securities. No dividends may be declared or paid or funds set apart for the payment of dividends on any junior securities unless full cumulative dividends for all dividend periods terminating on or prior to the date of the declaration or payment will have been paid or declared and a sum sufficient for the payment set apart for payment on the preferred stock.

Our ability to pay dividends on our preferred stock is subject to policies established by the Federal Reserve Board and our meeting the requirements of Delaware corporate law with regard to the payment of dividends.

Rights Upon Liquidation

If we dissolve, liquidate or wind up our affairs, either voluntarily or involuntarily, the holders of each series of preferred stock will be entitled to receive, before any payment or distribution of assets is made to holders of junior securities, liquidating distributions in the amount described in the prospectus supplement relating to that series of preferred stock, plus an amount equal to accrued and unpaid dividends and, if the series of the preferred stock is cumulative, for all dividend periods prior to that point in time. If the amounts payable with respect to the preferred stock of any series and any other parity securities are not paid in full, the holders of the preferred stock of that series and of the parity securities will share proportionately in the distribution of our assets in proportion to the full liquidation preferences to which they are entitled. After the holders of preferred stock and the parity securities are paid in full, unless otherwise provided in the prospectus supplement, they will have no right or claim to any of our remaining assets.

Redemption

A series of the preferred stock may be redeemable, in whole or in part, at our option with prior Federal Reserve Board approval. In addition, a series of preferred stock may be subject to mandatory redemption pursuant to a sinking fund or otherwise. The redemption provisions that may apply to a series of preferred stock, including the redemption dates and the redemption prices for that series, will be described in the prospectus supplement.

In the event of partial redemptions of preferred stock, whether by mandatory or optional redemption, our board of directors will determine the method for selecting the shares to be redeemed, which may be by lot or pro rata or by any other method determined to be equitable.

On or after a redemption date, unless we default in the payment of the redemption price, dividends will cease to accrue on shares of preferred stock called for redemption. In addition, all rights of holders of the shares will terminate except for the right to receive the redemption price.

Unless otherwise specified in the applicable prospectus supplement for any series of preferred stock, if any dividends on any other series of preferred stock ranking equally as to payment of dividends and liquidation rights with such series of preferred stock are in arrears, no shares of any such series of preferred stock may be redeemed, whether by mandatory or optional redemption, unless all shares of preferred stock are redeemed, and we will not purchase any shares of such series of preferred stock. This requirement, however, will not prevent us from acquiring the shares pursuant to a purchase or exchange offer made on the same terms to holders of all of the shares outstanding.

Under current regulations, bank holding companies, except in some narrowly defined circumstances, may not exercise any option to redeem shares of preferred stock included as Tier I capital without the prior approval of the Federal Reserve Board. Ordinarily, the Federal Reserve Board would not permit such a redemption unless:

•	the shares are redeemed with the proceeds of a sale by the bank holding company of common stock or perpetual preferred stock; or

•	the Federal Reserve Board determines that the bank holding company’s condition and circumstances warrant the reduction of a source of permanent capital.

Voting Rights

Unless otherwise described in the applicable prospectus supplement, holders of the preferred stock will have no voting rights except as discussed below, set forth in the prospectus supplement or as otherwise required by law or in our certificate of incorporation.

Under regulations adopted by the Federal Reserve Board, if the holders of any series of preferred stock are or become entitled to vote for the election of directors, such series may then be deemed a “class of voting securities” and a holder of 25% or more of the series, or a holder of 5% or more if it otherwise exercises a “controlling influence” over us, may then be subject to regulation as a bank holding company in accordance with the Bank Holding Company Act. In addition, at the time as the series is deemed a class of voting securities,

•	any other bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain more than 5% of that series; and

•	any person other than a bank holding company may be required to obtain the approval of the Federal Reserve Board to acquire or retain 10% or more of that series.

In addition, as described under “Description of Common Stock,” the requirements of Delaware law and the provisions of our certificate of incorporation may have an effect of delaying or preventing a change of control of The Charles Schwab Corporation in some circumstances.

Exchangeability and Convertibility

The holders of shares of preferred stock of any series may be required at any time or at maturity to exchange those shares for our debt securities. The applicable prospectus supplement will specify the terms of any such exchange. The shares of preferred stock of any series may be convertible into other securities of The Charles Schwab Corporation, as specified in the applicable prospectus supplement.

Transfer Agent and Registrar

The transfer agent, dividend and redemption price disbursement agent and registrar for shares of each series of preferred stock will be named in the applicable prospectus supplement.

DESCRIPTION OF DEPOSITARY SHARES

General

We may, at our option, elect to offer fractional shares of preferred stock, which we call depositary shares, rather than full shares of preferred stock. If we do, we will issue to the public receipts, called depositary receipts, for depositary shares, each of which will represent a fraction, to be described in the prospectus supplement, of a share of a particular series of preferred stock.

The shares of any series of preferred stock represented by depositary shares will be deposited with a depositary named in the prospectus supplement. Unless otherwise provided in the prospectus supplement, each owner of a depositary share will be entitled, in proportion to the applicable fractional interest in a share of preferred stock represented by the depositary share, to all the rights and preferences of the preferred stock represented by the depositary share. Those rights may include dividend, voting, redemption, conversion and liquidation rights.

Dividends and Other Distributions

The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred stock to the record holders of depositary shares in proportion to the number of depositary shares owned by those holders.

If there is a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares, unless the depositary determines that it is not feasible to make the distribution. If this occurs, the depositary may, with our approval, sell the property and distribute the net proceeds from the sale to the holders.

Withdrawal of Stock

Unless the related depositary shares have been previously called for redemption, upon surrender of the depositary receipts at the office of the depositary, the holder of the depositary shares will be entitled to delivery, at the office of the depositary to or upon his or her order, of the number of whole shares of the preferred stock and any money or other property represented by the depositary shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of whole shares of preferred stock to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares. In no event will the depositary deliver fractional shares of preferred stock upon surrender of depositary receipts.

Redemption of Depositary Shares

Whenever we redeem shares of preferred stock held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing shares of the preferred stock so redeemed, so long as we have paid in full to the depositary the redemption price of the preferred stock to be redeemed plus an amount equal to any accumulated and unpaid dividends on the preferred stock to the date fixed for redemption. The redemption price per depositary share will be equal to the redemption price and any other amounts per share payable on the preferred stock multiplied by the fraction of a share of preferred stock represented by one depositary share. If less than all the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot or pro rata or by any other equitable method as may be determined by the depositary.

After the date fixed for redemption, depositary shares called for redemption will no longer be deemed to be outstanding and all rights of the holders of depositary shares will cease, except the right to receive the moneys payable upon redemption and any money or other property to which the holders of the depositary shares were entitled upon redemption, upon surrender to the depositary of the depositary receipts evidencing the depositary shares.

Voting the Preferred Stock

Upon receipt of notice of any meeting at which the holders of the preferred stock are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary receipts relating to that preferred stock. The record date for the depositary receipts relating to the preferred stock will be the same date as the record date for the preferred stock. Each record holder of the depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the number of shares of preferred stock represented by that holder’s depositary shares. The depositary will endeavor, insofar as practicable, to vote the number of shares of preferred stock represented by the depositary shares in accordance with those instructions, and we will agree to take all action which may be deemed necessary by the depositary in order to enable the depositary to do so. The depositary will not vote any shares of preferred stock except to the extent it receives specific instructions from the holders of depositary shares representing that number of shares of preferred stock.

Charges of Depositary

We will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. We will pay charges of the depositary in connection with the initial deposit of the preferred stock and any redemption of the preferred stock. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges as are expressly provided in the deposit agreement to be for their accounts.

Resignation and Removal of Depositary

The depositary may resign at any time by delivering to us a notice of its election to do so, and we may remove the depositary at any time. Any resignation or removal of the depositary will take effect upon our appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

Notices

The depositary will forward to holders of depositary receipts all notices, reports and other communications, including proxy solicitation materials received from us, which are delivered to the depositary and which we are required to furnish to the holders of the preferred stock.

Limitation of Liability

Neither we nor the depositary will be liable if either of us is prevented or delayed by law or any circumstance beyond our control in performing our obligations. Our obligations and those of the depositary will be limited to performance in good faith of our and its duties thereunder. We and the depositary will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred stock unless satisfactory indemnity is furnished. We and the depositary may rely upon written advice of counsel or accountants, on information provided by persons presenting preferred stock for deposit, holders of depositary receipts or other persons believed to be competent and on documents believed to be genuine.

Inspection of Books

Any record holder of depositary shares who has been a holder for at least six months or who holds at least 5% of our outstanding shares of capital stock will be entitled to inspect the transfer books relating to the depositary shares and the list of record holders of depositary shares upon certification to the depositary that the holder is acting in good faith and that the inspection is for a proper purpose.

DESCRIPTION OF COMMON STOCK

General

We have 3,000,000,000 shares of authorized common stock, $0.01 par value per share, of which 1,364,162,960 shares were outstanding as of March 31, 2004. Holders of our common stock are entitled to receive dividends when, as and if declared by our board of directors out of any funds legally available for dividends. Holders of our common stock are also entitled, upon our liquidation, and after claims of creditors and any class or series of preferred stock outstanding at the time of liquidation, to receive a pro rata distribution of our net assets. We pay dividends on our common stock only if we have paid or provided for all dividends on any outstanding series of preferred stock, for the then current period and, in the case of any cumulative preferred stock, all prior periods.

Our preferred stock will have preference over our common stock with respect to the payment of dividends and the distribution of assets in the event of our liquidation or dissolution. Our preferred stock also will also have such other preferences as may be fixed by our board of directors.

Holders of our common stock are entitled to one vote for each share that they hold and are vested with all of the voting power of our capital stock, except as our board of directors may provide with respect to any class or series of preferred stock that our board of directors may hereafter authorize. See “Description of Preferred Stock.” Our certificate of incorporation does not provide for cumulative voting. Shares of our common stock are not redeemable, and have no subscription, conversion or preemptive rights.

Our common stock is listed on the New York Stock Exchange. Outstanding shares of our common stock are validly issued, fully paid and nonassessable. Holders of our common stock are not, and will not be, subject to any liability as stockholders.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Bank, N.A.

Restrictions on Ownership

The Bank Holding Company Act requires any “bank holding company,” as defined in the Bank Holding Company Act, to obtain the approval of the Federal Reserve Board prior to the acquisition of more than 5% of our common stock. Any person, other than a bank holding company, is required to obtain prior approval of the Federal Reserve Board to acquire 10% or more of our common stock under the Change in Bank Control Act. Any holder of 25% or more of our common stock, or a holder of 5% or more if the holder otherwise exercises a “controlling influence” over us, is subject to regulation as a bank holding company under the Bank Holding Company Act.

Business Combination Statute

Under Delaware law, a corporation is prohibited from engaging in any business combination with any interested stockholder, defined as the beneficial owner of 15% or more of the voting power of the corporation, for a period of three years following the date that such stockholder became an interested stockholder, unless:

•	prior to that date, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation; or

•	on or subsequent to that date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Under Delaware law, a corporation has the option to opt-out of the above business combination statute. Neither our certificate of incorporation nor our bylaws excludes us from the restrictions imposed by this provision.

Supermajority Vote Requirement

Our certificate of incorporation requires the approval of a supermajority of our stockholders for some business combinations with interested stockholders. Our certificate of incorporation defines an interested stockholder as a person, partnership or group which directly or indirectly beneficially owns more than 15% of the voting power of our outstanding shares, or an affiliate or associate of a 15% owner. Notwithstanding any lesser percentage permitted by law, under our certificates of incorporation, 80% of the voting power of our stockholders, voting together as a single class, must approve any of the following business combinations:

•	a merger of The Charles Schwab Corporation or any of our subsidiaries with an interested stockholder or an affiliate or associate of an interested stockholder;

•	any sale to an interested stockholder of assets of The Charles Schwab Corporation or one of our subsidiaries, if those assets have a fair market value of $5,000,000 or more;

•	any sale to The Charles Schwab Corporation or any of our subsidiaries of assets of the interested stockholder, if those assets have a fair market value of $5,000,000 or more;

•	the issuance or transfer by The Charles Schwab Corporation or any of our subsidiaries of any of our securities or any securities of our subsidiaries to an interested stockholder, unless the fair market value of the property received has a fair market value of less than $5,000,000;

•	any reclassification of our securities, our merger or consolidation with any of our subsidiaries, or any similar transaction which has the effect of increasing the proportionate amount of the outstanding shares of any class of equity securities of The Charles Schwab Corporation or any of our subsidiaries which is directly or indirectly owned by any interested shareholder or its affiliate or associate; or

•	the adoption of any plan or proposal for the liquidation or dissolution of The Charles Schwab Corporation.

The supermajority vote requirement does not apply to business combinations approved by a majority of disinterested directors. A disinterested director is any member of our board who:

•	is not an interested stockholder;

•	is not an affiliate or a representative of an interested shareholder;

•	is not a party to an agreement or arrangement with an interested stockholder to act in concert with that interested stockholder to direct our management or policies; and

•	either was a member of our board before the interested stockholder became an interested stockholder or was nominated to succeed a disinterested director by a majority of the disinterested directors; provided that, this requirement does not apply if the business combination involves a party that was an interested stockholder of The Charles Schwab Corporation on July 30, 1987.

The supermajority requirement does not apply to business combinations meeting fair price and procedural requirements set forth in our certificate of incorporation.

DESCRIPTION OF PURCHASE CONTRACTS

We may issue purchase contracts, representing contracts obligating holders to purchase from or sell to us, or obligating us to purchase from or sell to the holders, a specified or variable number of shares of our common stock, preferred stock, depositary shares or other securities that may be sold under this prospectus, as applicable, at a future date or dates. The price per share of common stock or preferred stock or per depositary share or the price of the other securities, as applicable, may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula contained in the purchase contracts. We may issue purchase contracts in amounts and in as many distinct series as we wish, and the contracts may be put or call options, forward contracts, futures contracts or other types of contracts. The purchase contracts may be issued separately or as part of units. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts, or vice versa, and these payments may be unsecured or prefunded and may be paid on a current or on a deferred basis. The purchase contracts may require holders to secure their obligations under those contracts in a specified manner. Any purchase contract may include anti-dilution provisions to adjust the number of shares issuable pursuant to the purchase contract upon the occurrence of specified events.

The applicable prospectus supplement may contain, where applicable, the following information about the purchase contracts issued under it:

•	whether the purchase contracts obligate the holder to purchase or sell, or both purchase and sell, our common stock, preferred stock, depositary shares or other securities, as applicable, and the nature and amount of each of those securities, or the method of determining those amounts;

•	whether the purchase contracts are to be prepaid or not;

•	whether the purchase contracts are to be settled by delivery, or by reference or linkage to the value, performance or level of our common stock, preferred stock, depositary shares or other securities;

•	any acceleration, cancellation, termination or other provisions relating to the settlement of the purchase contracts;

•	whether the purchase contracts will be issued in fully registered or global form; and

•	any other terms of the purchase contracts.

The description in the prospectus supplement will not necessarily be complete and will be qualified in its entirety by the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts.

DESCRIPTION OF WARRANTS

We may issue warrants that are either debt warrants or universal warrants. We may offer warrants separately or together with one or more additional securities, including other warrants, or any combination of those securities in the form of units, as described in the applicable prospectus supplement. We may issue warrants in any amounts or in as many distinct series as we determine. Below is a description of some general terms and provisions of the warrants that we may offer. Further terms of the warrants will be described in the prospectus supplement.

Description of Debt Warrants

Debt warrants are rights for the purchase of debt securities. Debt warrants may be issued independently or together with our other securities and may be attached to, or separate from, our other securities. Any debt warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement. If debt warrants are offered, the prospectus supplement will describe the terms of the debt warrants, including:

•	the offering price;

•	the designation, aggregated stated principal amount and terms of the debt securities purchasable upon exercise of the warrants;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	whether the warrants will be issued in global or certificated form;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	the identity of any warrant agent for the warrants and of any other depositaries, execution or paying agents, transfer agents, registrars or other agents;

•	the proposed listing, if any, of the warrants or any securities purchasable upon exercise of the warrants on any securities exchange;

•	the designation, aggregate principal amount, currency and terms of the debt securities that may be purchased upon exercise of the warrants;

•	if applicable, the designation and terms of the debt securities;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Description of Universal Warrants

Universal warrants are rights for the purchase or sale of, or whose cash value is determined by reference to the performance, level or value of, one or more of the following:

•	securities of one or more issuers, including our common stock, preferred stock, depositary shares or other securities described in this prospectus or the debt or equity securities of third parties;

•	one or more currencies or currency units;

•	one or more commodities;

•	any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; and

•	one or more of the indices or baskets of the items described above.

Universal warrants may be issued independently or together with other securities offered by any prospectus supplement and may be attached to or separate from the other securities. Any universal warrant agreement will be filed as an exhibit to or incorporated by reference in the registration statement.

If universal warrants are offered, the prospectus will describe the terms of the universal warrants, including the following:

•	the offering price;

•	the title and aggregated number of the warrants;

•	the nature and amount of the warrant property that the warrants represent the right to buy or sell;

•	the currency or currency units in which the offering price, if any, and the exercise price are payable;

•	whether the warrants are put warrants or call warrants, including in either case whether the warrants may be settled by means of net cash settlement or cashless exercise;

•	whether the exercise price may be paid in cash or by exchange of the warrant property or both, the method of exercising the warrants and whether settlement will occur on a net basis or a gross basis;

•	the date on which the right to exercise the warrants will begin and the date on which that right will expire or, if you may not continuously exercise the warrants throughout that period, the specific date or dates on which you may exercise the warrants;

•	if applicable, a discussion of some of the United States federal income tax consequences;

•	whether the warrants and underlying securities will be listed on any securities exchange;

•	whether the warrants will be issued in global or certificated form;

•	a description of the terms of any warrant agreement to be entered into between us and a warrant agent that governs the warrants;

•	if applicable, the date after which the warrants and the related debt securities will be separately transferable;

•	if applicable, the minimum or maximum amount of the warrants that may be exercised at any one time;

•	information with respect to book-entry procedures, if any;

•	the anti-dilution provisions of the warrants, if any;

•	any redemption or call provisions;

•	whether the warrants are to be sold separately or with other securities as parts of units; and

•	any additional terms of the warrants, including terms, procedures and limitations relating to the exchange and exercise of the warrants.

Modification

Except as set forth in the prospectus supplement, we and the warrant agent, if any, may amend the terms of any warrant agreement and the warrants without the consent of the holders of the warrants to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the warrants. In addition, we may amend the warrant agreement, if any, and the terms of the warrants with the consent of the holders of a majority of the outstanding unexercised warrants affected; provided that, no modification to the warrants can change the exercise price, reduce the amounts receivable upon exercise, cancellation or expiration, shorten the time period during which the warrants may be exercised or otherwise materially and adversely affect the rights of the holders of the warrants or reduce the percentage of outstanding warrants required to modify or amend any warrant agreement or the terms of the warrants, without the consent of the affected holders.

Unsecured Obligations

Any warrants we issue will be our unsecured contractual obligations. Claims of holders of our warrants generally will have a junior position to claims of creditors of our subsidiaries. No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act.

DESCRIPTION OF UNITS

General

We may issue units consisting of one or more securities. Each unit will be issued so that the holder of the unit is also the holder of each securities included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. Units may also include debt obligations of third parties, such as United States Treasury securities. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately at any time or at any time before a specified date.

If units are offered, the prospectus supplement will describe the terms of the units, including the following:

•	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances the securities comprising the units may or may not be held or transferred separately;

•	the name of any unit agent;

•	a description of the terms of any unit agreement to be entered into between us and any unit agent that governs the units;

•	whether the units are to be prepaid or not;

•	whether the units will be listed on any securities exchange;

•	whether the units will be issued in fully registered or global form; and

•	a description of any provisions for the payment, settlement, transfer or exchange of the units or the securities comprising the units.

Modification

Except as described in the prospectus supplement, we and the unit agent, if any, may amend the terms of any unit agreement and the units without the consent of the holders of the units to cure any ambiguity, to correct any inconsistent provision or in any manner we deem necessary or desirable and which will not affect adversely the interests of the holders of the units. In addition, we may amend the unit agreement, if any, and the terms of the units with the consent of the holders of a majority of the outstanding unexpired units affected; provided that, no modification to the units can materially and adversely affect the rights of the holders of the units or reduce the percentage of outstanding units required to modify or amend any unit agreement or the terms of the units, without the consent of the affected holders.

Unsecured Obligations

Any units we issue will be our unsecured contractual obligations. Claims of holders of our units generally will have a junior position to claims of creditors of our subsidiaries. No unit agreement will be qualified as an indenture, and no unit agent will be required to qualify as a trustee under the Trust Indenture Act. Holders of units issued under a unit agreement will not have the protection of the Trust Indenture Act.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the relevant unit agreement and, if applicable, collateral arrangements and depositary arrangements relating to such units that we will file with the SEC in connection with the offering of units.

GLOBAL SECURITIES

Unless otherwise indicated in the applicable prospectus supplement, securities other than common stock or preferred stock will be issued in the form of one or more global certificates, or “global securities,” registered in the name of a depositary or its nominee. Unless otherwise indicated in the applicable prospectus supplement, the depositary will be The Depository Trust Company, commonly referred to as DTC.

The following is a summary of the depositary arrangements applicable to the securities issued in global form and for which DTC acts as depositary. If there are any changes from this summary, they will appear in a prospectus supplement.

If any securities are to be issued in global form, you will not receive a paper certificate representing the securities you have purchased. Instead, we will deposit with DTC or its custodian one or more fully registered global certificates, a “global certificate” registered in the name of Cede & Co. (DTC’s nominee) for the book-entry securities, representing in the aggregate the total number of a trust’s trust preferred securities, The Charles Schwab Corporation’s aggregate principal balance of junior subordinated debentures or other debt securities, or the total number of The Charles Schwab Corporation’s warrants, purchase contracts or units, respectively.

Since the global certificate is registered in the name of DTC or its nominee, DTC or its nominee is said to have legal or record ownership of the global certificate. Persons who buy interests in the global security by purchasing securities are said to own a beneficial interest in the global security.

Only institutions (sometimes referred to as “participants”) that have accounts with DTC or its nominee or persons that may hold interests through participants, such as individual members of the public, may own beneficial interests in a global certificate. Ownership of beneficial interests in a global certificate by participants will be evidenced only by, and the transfer of that ownership interest will be effected only through, records maintained by DTC or its nominee.

Ownership of beneficial interests in a global certificate by persons that hold through participants will be evidenced only by, and the transfer of that ownership interest within that participant will be effected only through, records maintained by that participant.

DTC has no knowledge of the actual beneficial owners of the book-entry securities. Beneficial owners will not receive written confirmation from DTC of their purchase, but beneficial owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the participants through which the beneficial owners purchase the securities.

DTC alone is responsible for any aspect of its records, any nominee or any participant relating to, or payments made on account of, beneficial interests in a global certificate or for maintaining, supervising or reviewing any of the records of DTC, any nominee or any participant relating to such beneficial interests.

The laws of some jurisdictions require that certain purchasers of securities take physical delivery of the securities in definitive form. These laws may impair the ability to transfer beneficial interests in a global certificate.

We have been advised by DTC that upon the issuance of a global certificate and the deposit of that global certificate with DTC, DTC will immediately credit, on its book-entry registration and transfer system, the respective amounts represented by that global certificate to the accounts of its participants.

We will pay principal of, interest and premium (if any) on debt securities and payments to holders with respect to warrants, purchase contracts, units, preferred stock and depositary shares represented by a global certificate registered in the name of or held by DTC or its nominee to the relevant trustee (or agent) who in turn will make payments to DTC or its nominee, as the case may be, as the registered owner and holder of the global certificate representing those securities in immediately available funds. We have been advised by DTC that upon receipt of any payment of principal, interest, premium (if any) or other distribution of underlying securities or other property to holders on a global certificate, DTC will immediately credit, on its book-entry registration and transfer system, accounts of participants with payments in amounts proportionate to their respective beneficial interests in the principal or stated amount of that global certificate as shown in the records of DTC. Payments by participants to owners of beneficial interests in a global certificate held through those participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the sole responsibility of those participants, subject to any statutory or regulatory requirements as may be in effect from time to time.

A global certificate will be exchangeable for definitive securities (paper certificates) registered in the name of, and a transfer of a global certificate may be registered to, any person other than DTC or its nominee, only if:

•	DTC notifies us that it is unwilling or unable to continue as depositary for that global certificate or if at any time DTC ceases to be registered under the Exchange Act;

•	we determine in our discretion that the global certificate shall be exchangeable for definitive securities in registered form; or

•	in the case of debt securities, there shall have occurred and be continuing an event of default or an event which, with notice or the lapse of time or both, would constitute an event of default with respect to the debt securities.

Any global certificate representing a debt security that is exchangeable pursuant to the preceding paragraph will be exchangeable in whole for definitive debt securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $1,000 and integral multiples of $1,000). The definitive debt securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

Any global certificate representing a trust preferred security that is exchangeable pursuant to the first conditions listed above will be exchangeable in whole for definitive trust preferred securities in registered form, of like tenor and of an equal aggregate principal amount as the global certificate, in denominations specified in the applicable prospectus supplement (if other than $25.00 and integral multiples of $25.00). The definitive trust preferred securities will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

Any global certificate representing a warrant, purchase contract or unit that is exchangeable pursuant to either of the first two conditions listed above will be exchangeable in whole for definitive warrants, purchase contracts or units in registered form, of like tenor and of an equal aggregate stated amount as the global certificate, in denominations specified in the applicable prospectus supplement. The definitive warrants, purchase contracts or units will be registered by the registrar in the name or names instructed by DTC. We expect that such instructions may be based upon directions received by DTC from its participants with respect to ownership of beneficial interests in the global certificate.

DTC may discontinue providing its services as securities depositary with respect to any of the book-entry securities at any time by giving reasonable notice to the relevant trustee (or the relevant warrant agent, purchase contract agent or unit agent) and us. If a successor securities depositary is not obtained, definitive debt security or trust preferred security (or definitive warrant, purchase contract or unit) certificates representing the debt securities or trust preferred securities (or warrant, purchase contract or unit) are required to be printed and delivered. We, at our option, may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). After an event of default under the applicable indenture, the holders of a majority in liquidation amount of trust preferred securities or aggregate principal amount of debt securities may determine to discontinue the system of book-entry through DTC. In any such event, definitive certificates for the trust preferred securities or debt securities will be printed and delivered.

Except as provided above, owners of the beneficial interests in a global certificate representing a debt security will not be entitled to receive physical delivery of debt securities in definitive form and will not be considered the holders of securities for any purpose under the indentures.

No global security shall be exchangeable except for another global certificate of like denomination and tenor to be registered in the name of DTC or its nominee. Accordingly, each person owning a beneficial interest in a global security must rely on the procedures of DTC and, if that person is not a participant, on the procedures of the participant through which that person owns its interest, to exercise any rights of a holder under the global security or the indentures.

Redemption notices will be sent to Cede & Co. as the registered holder of the book-entry securities. If less than all of a series of the debt securities or a trust’s trust securities are being redeemed, DTC will determine the amount of the interest of each direct participant to be redeemed in accordance with its then current procedures.

Although voting with respect to the book-entry securities is limited to the holders of record of the book-entry securities, in those instances in which a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to book-entry securities. Under its usual procedures, DTC would mail an omnibus proxy to the relevant trustee as soon as possible after the record date. The omnibus proxy assigns Cede & Co.’s consenting or voting rights to those direct participants to whose accounts such book-entry securities are credited on the record date (identified in a listing attached to the omnibus proxy).

DTC has advised us that DTC is a limited purpose trust company organized under the laws of the State of New York, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the Exchange Act. DTC was created to hold securities of its participants and to facilitate the clearance and settlement of securities transactions among its participants in such securities through electronic book-entry changes in accounts of the participants, thereby eliminating the need for physical movement of securities certificates. DTC’s participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to DTC’s book-entry system is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly. The rules applicable to DTC and its participants are on file with the SEC.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that we and the trusts believe to be accurate, but assume no responsibility for the accuracy thereof. Neither we nor any of the trusts has any responsibility for the performance by DTC or its participants of their respective obligations as described herein or under the rules and procedures governing their respective operations.

PLAN OF DISTRIBUTION

We and the trusts may sell securities:

•	to the public through a group of underwriters or dealers managed or co-managed by one or more underwriters, which may be affiliates;

•	through one or more agents, which may be affiliates, or directly to purchasers;

•	directly to purchasers; or

•	through a combination of any of these methods.

We may also offer and sell, or agree to deliver, securities pursuant to, or in connection with, any put option agreement or other contractual arrangement, whether directly to investors or through one or more trusts or other special purpose vehicles.

In addition, we may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with a transaction the third parties may, pursuant to this prospectus and the applicable prospectus supplement, sell securities covered by this prospectus and the applicable prospectus supplement. If so, the third party may use securities borrowed from us or others to settle such sales and may use securities received from us to close out any related short positions. We may also lend or pledge securities covered by this prospectus and the applicable prospectus supplement to third parties, who may sell the loaned securities or, in an event of default in the case of a pledge, sell the pledged securities pursuant to this prospectus and the applicable prospectus supplement.

The distribution of the securities may be effected from time to time in one or more transactions:

•	at a fixed price, or prices, which may be changed from time to time;

•	at market prices prevailing at the time of sale;

•	at prices related to the prevailing market prices; or

•	at negotiated prices.

Each prospectus supplement will describe the method of distribution of the securities and any applicable restrictions.

The prospectus supplement with respect to the securities of a particular series will describe the terms of the offering of the securities, including the following:

•	the name or names of any underwriters, dealers or agents and the amount of securities underwritten or purchased by each of them;

•	the public offering or purchase price;

•	any over-allotment options under which agents or underwriters may purchase additional securities from us;

•	any discounts and commissions to be allowed or paid to the agent or underwriters;

•	all other items constituting agent or underwriting compensation;

•	any discounts and commissions to be allowed or reallowed or paid to dealers; and

•	any securities exchanges on which the securities may be listed.

Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

If underwriters are used in the sale of any securities, the securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions described above. Generally, the underwriters’ obligations to purchase the securities will be subject to specified conditions. The underwriters will be obligated to purchase all of the securities if they purchase any of the securities. If agents are used in the sale of any securities, they generally will be acting on a best efforts basis for the period of their appointment.

Only the agents, dealers or underwriters named in the prospectus supplement will be the agents, dealers or underwriters in connection with the securities being offered. In compliance with guidelines of the National Association of Securities Dealers, Inc., referred to as the NASD, the maximum commission or discount to be received by any NASD member or independent broker-dealer may not exceed 8% of the aggregate principal amount of the securities offered pursuant to this prospectus; however, it is anticipated that the maximum commission or discount to be received in any particular offering of securities will be significantly less than this amount.

We may agree to enter into an agreement to indemnify the agents and the several underwriters against certain civil liabilities, including liabilities under the Securities Act, or to contribute to payments the agents or the underwriters may be required to make.

As one of the means of direct issuance of offered securities, we may utilize the services of an entity through which we may conduct an electronic “dutch auction” or similar offering of the offered securities among potential purchasers who are eligible to participate in the auction or offering of the offered securities, if so described in the applicable prospectus supplement.

If so indicated in the applicable prospectus supplement, we will authorize underwriters or other persons acting as our agents to solicit offers by certain institutions to purchase securities from us pursuant to delayed delivery contracts providing for payment and delivery on the date stated in the prospectus supplement. Each contract will be for an amount not less than, and the aggregate amount of securities sold pursuant to such contracts shall not be less nor more than, the respective amounts stated in the prospectus supplement. Institutions with whom the contracts, when authorized, may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and other institutions, but shall in all cases be subject to our approval. Delayed delivery contracts will not be subject to any conditions except that:

•	the purchase by an institution of the securities covered under that contract shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that institution is subject; and

•	if the securities are also being sold to underwriters acting as principals for their own account, the underwriters shall have purchased the securities not sold for delayed delivery. The underwriters and other persons acting as our agents will not have any responsibility in respect of the validity or performance of delayed delivery contracts.

Some of the underwriters and their associates and affiliates may be customers of, have borrowing relationships with, engage in other transactions with and/or perform services, including investment banking services, for, us or one or more of our affiliates in the ordinary course of business.

Any underwriter, agent or dealer that we use in the initial offering of debt securities will not confirm sales to any account over which it exercises discretionary authority without the prior specific written approval of its customer.

Charles Schwab & Co., Inc. is a wholly owned subsidiary of The Charles Schwab Corporation. If Charles Schwab & Co., Inc. or any other broker-dealer subsidiary that we may have participates in the distribution of our securities, we will conduct the offering in accordance with Section 2720 of the NASD Conduct Rules or any successor provisions.

Any offerings of trust preferred securities will be conducted in accordance with the provisions of Rule 2810 of the NASD Conduct Rules or any successor provisions.

Following the initial distribution of securities, our affiliates, including Charles Schwab & Co., Inc., may buy and sell the securities in market-making transactions as part of their business as a broker-dealer. Resales of this kind may occur in the open market or may be privately negotiated at prevailing market prices at the time of sale.

Securities may be sold in connection with a remarketing after their purchase by one or more firms including our affiliates, acting as principal for their accounts or as our agent. These sales will be made at prices related to prevailing market prices at the time of sale.

The aggregate initial offering price specified on the cover of this prospectus relates to the initial offering of the securities not yet issued as of the date of this prospectus. This amount does not include the securities to be sold in market-making transactions. Securities sold in market-making transactions include securities issued after the date of this prospectus as well as securities previously issued.

Unless we or our agent inform you in your confirmation of sale that the security is being purchased in its original offering and sale, you may assume that you are purchasing the security in a market-making transaction.

The securities may be new issues of securities and may have no established trading market. The securities may or may not be listed on a national securities exchange or the Nasdaq National Market. We can make no assurance as to the liquidity of or the existence of trading markets for any of the securities.

VALIDITY OF SECURITIES

Unless the applicable prospectus supplement indicates otherwise, certain matters of Delaware law relating to the validity of the trust preferred securities, the enforceability of the applicable trust agreement and the creation of each trust will be passed upon for us and for the trusts by Richards, Layton & Finger, P.A., special Delaware counsel to us and the trusts. Directors of that firm beneficially own an aggregate of less than 1% of our common stock.

The validity of the securities to be issued under this prospectus, except for those matters with respect to the validity of the trust preferred securities passed upon by Richards, Layton & Finger, P.A., will be passed upon for us by Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel to The Charles Schwab Corporation. Directors of that firm beneficially own an aggregate of less than 1% of our common stock.

EXPERTS

The consolidated financial statements and the related consolidated financial statement schedules of The Charles Schwab Corporation and subsidiaries incorporated in this prospectus by reference from The Charles Schwab Corporation’s Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports, which are incorporated by reference herein, and have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

PART II.

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Expenses of Issuance and Distribution.

Estimated expenses, other than the SEC registration fee, in connection with the issuance and distribution of the securities are as follows:

SEC registration fee	$126,700
NASD fees	30,500
Trustees’ fees and expenses	12,500
Printing and engraving	10,000
Accounting services	27,500
Legal fees of registrants’ counsel	320,000
Miscellaneous	7,800

Total	$535,000

Item 15. Indemnification of Directors and Officers.

Our Fifth Restated Certificate of Incorporation provides that, pursuant to Delaware law, our directors will not be personally liable to us or our stockholders for monetary damages arising from a breach or alleged breach of a director’s fiduciary duty, with specific exceptions. The exceptions relate to (i) any breach of the director’s duty of loyalty to us or our stockholders, (ii) acts or omissions that are not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) approval by a director of certain unlawful dividend payments, distributions or stock redemptions or repurchases or (iv) engaging in a transaction from which a director derives an improper personal benefit. Among the types of breaches for which directors will not be liable are those resulting from negligent or grossly negligent behavior.

Our Third Restated Bylaws also provide for the indemnification of both our directors and officers within the limitations provided by Delaware law. Section 145 of the Delaware General Corporation Law authorizes indemnification of directors and officers for actions taken in good faith and in a manner such person reasonably believed to be in, or not opposed to, our best interests. This provision is sufficiently broad to permit indemnification under certain circumstances for liabilities (and for reimbursement of expenses incurred) arising under the Securities Act of 1933, as amended. We have entered into indemnity agreements with our directors that contain provisions that are in some respects broader than the specified indemnification provisions contained in Delaware law.

We have obtained directors’ and officers’ liability and corporate reimbursement insurance covering all of our officers and directors and the officers and directors of our subsidiaries and providing for the reimbursement of amounts paid by us or our subsidiaries to directors and officers pursuant to indemnification arrangements, subject to certain deductibles and coinsurance provisions.

Under the trust agreements, The Charles Schwab Corporation will agree to indemnify each of the trustees or any predecessor trustees, and to hold the trustees harmless against any loss, damages, claims, liability or expense incurred without negligence or willful misconduct on their part, arising out of or in connection with the acceptance or administration of the trust agreements, including the costs and expenses of defending themselves against any claim or liability in connection with the exercise or performance of any of their powers or duties under the trust agreements.

Item 16. Exhibits.

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

3.1	Fifth Restated Certificate of Incorporation of The Charles Schwab Corporation, effective May 7, 2001, filed as Exhibit 3.11 to The Charles Schwab Corporation’s quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

3.2	Third Restated Bylaws of The Charles Schwab Corporation, as amended on May 19, 2003, filed as Exhibit 3.12 to The Charles Schwab Corporation’s quarterly report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference.

3.3	Form of Certificate of Designation for The Charles Schwab Corporation.*

4.1	Form of Senior Indenture.

4.2	Form of Senior Subordinated Indenture.

4.3	Form of Junior Subordinated Indenture between The Charles Schwab Corporation and JPMorgan Chase Bank.

4.4	Certificate of Trust of Schwab Capital Trust I, as filed with the Delaware Secretary of State on April 19, 2004.

4.5	Certificate of Trust of Schwab Capital Trust II, as filed with the Delaware Secretary of State on April 19, 2004.

4.6	Certificate of Trust of Schwab Capital Trust III, as filed with the Delaware Secretary of State on April 19, 2004.

4.7	Trust Agreement of Schwab Capital Trust I among The Charles Schwab Corporation, as Depositor, JPMorgan Chase Bank, as property trustee, Chase Manhattan Bank USA, National Association, as Delaware trustee, and the administrative trustees named therein.

4.8	Trust Agreement of Schwab Capital Trust II among The Charles Schwab Corporation, as Depositor, JPMorgan Chase Bank, as property trustee, Chase Manhattan Bank USA, National Association, as Delaware trustee, and the administrative trustees named therein.

4.9	Trust Agreement of Schwab Capital Trust III among The Charles Schwab Corporation, as Depositor, JPMorgan Chase Bank, as property trustee, Chase Manhattan Bank USA, National Association, as Delaware trustee, and the administrative trustees named therein.

4.10	Form of Amended and Restated Trust Agreement for each of Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III among The Charles Schwab Corporation, as Depositor, JPMorgan Chase Bank, as property trustee, Chase Manhattan Bank USA, National Association, as Delaware trustee, and the administrative trustees named therein.

4.11	Form of Preferred Security Certificate for each of Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III (included in Exhibit 4.10).

4.12	Form of Guarantee Agreement for each of Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III between The Charles Schwab Corporation, as guarantor, and JPMorgan Chase Bank, as guarantee trustee.

4.13	Form of Purchase Contract Agreement, including form of Security certificate.*

4.14	Form of Unit Agreement, including form of Unit certificate.*

4.15	Form of Warrant Agreement.*

4.16	Form of Preferred Stock Certificate for The Charles Schwab Corporation.*

4.17	Form of Senior Debt Security.*

4.18	Form of Senior Subordinated Debt Security.*

Exhibit No.	Description
4.19	Form of Warrant Certificate,*

4.20	Form of Depositary Shares Agreement.*

4.21	Form of Deposit Share Receipt.*

4.22	Form of Certificate of Designations for The Charles Schwab Corporation (filed as Exhibit 3.3).*

5.1	Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel to The Charles Schwab Corporation, as to the validity of the Debt Securities, the Junior Subordinated Debentures, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Purchase Contracts, the Units and the Trust Preferred Securities Guarantees to be issued by The Charles Schwab Corporation.

5.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to The Charles Schwab Corporation and Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III, as to the validity of the Trust Preferred Securities to be issued by Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III.

12.1	Computation of ratio of earnings to fixed charges filed as Exhibit 12.1 to The Charles Schwab Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibits 5.2, 5.3 and 5.4).

24.1	Powers of Attorney (included on the signature page).

25.1	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Senior Debt Indenture.

25.2	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Senior Subordinated Debt Indenture.

25.3	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Junior Subordinated Indenture.

25.4	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Amended and Restated Trust Agreement of Schwab Capital Trust I.

25.5	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Amended and Restated Trust Agreement of Schwab Capital Trust II.

25.6	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Amended and Restated Trust Agreement of Schwab Capital Trust III.

25.7	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Guarantee of Trust Preferred Securities of Schwab Capital Trust I.

25.8	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Guarantee of Trust Preferred Securities of Schwab Capital Trust II.

25.9	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Guarantee of Trust Preferred Securities of Schwab Capital Trust III.

*	To be filed by amendment or, if applicable, pursuant to a Current Report on Form 8-K or pursuant to any other report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

Item 17. Undertakings.

Each of the undersigned registrants hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of The Charles Schwab Corporation’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of each registrant pursuant to the provisions described under Item 15 above, or otherwise, each registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by each registrant of expenses incurred or paid by a director, officer or controlling person of such registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, each registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Each of the undersigned registrants hereby also undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement ; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the SEC by The Charles Schwab Corporation pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

The registrants hereby undertake to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

The registrants hereby undertake that, for the purposes of determining any liability under the Securities Act of 1933:

•	The information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

•	Each post-effective amendment that contains a form of prospectus shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

THE CHARLES SCHWAB CORPORATION

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on the 22nd day of April, 2004.

THE CHARLES SCHWAB CORPORATION

By:	/s/ DAVID S. POTTRUCK David S. Pottruck President and Chief Executive and Director (Principal Executive Officer)

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints David S. Pottruck, Charles R. Schwab and Christopher V. Dodds, and each of them, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned and in his or her name, place and stead, in any and all capacities, (1) to sign one or more Registration Statements pursuant to the Securities Act of 1933, as amended, and any and all amendments (including post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act) thereto, and to file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission; (2) to sign and file any and all documents and instruments required by state securities or blue sky laws in connection with the registration of any or all of the securities covered by the above Registration Statements; and (3) to sign any documents in connection with filings under the Securities Exchange Act of 1934, or the Trust Indenture Act of 1939 and the Investment Company Act of 1940 and any filings related to applications for listing of the securities on any stock exchanges, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with any of the above, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents and each of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

This power of attorney shall be effective as of April 22, 2004 and shall continue in full force and effect until revoked by the undersigned in a writing filed with the Secretary of the Corporation.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of April 22, 2004.

Name and Signature	Title

/s/ DAVID S. POTTRUCK David S. Pottruck	President and Chief Executive and Director (Principal Executive Officer)

/s/ CHRISTOPHER V. DODDS Christopher V. Dodds	Executive Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ CHARLES R. SCHWAB Charles R. Schwab	Chairman of the Board

Name and Signature	Title

/s/ NANCY H. BECHTLE Nancy H. Bechtle	Director

/s/ C. PRESTON BUTCHER C. Preston Butcher	Director

/s/ DONALD G. FISHER Donald G. Fisher	Director

/s/ ANTHONY M. FRANK Anthony M. Frank	Director

/s/ FRANK C. HERRINGER Frank C. Herringer	Director

/s/ STEPHEN T. MCLIN Stephen T. McLin	Director

/s/ GEORGE P. SHULTZ George P. Shultz	Director

/s/ PAULA A. SNEED Paula A. Sneed	Director

Roger O. Walther	Director

/s/ ROBERT N. WILSON Robert N. Wilson	Director

/s/ DAVID B. YOFFIE David B. Yoffie	Director

SIGNATURES

SCHWAB CAPITAL TRUST I

Pursuant to the requirements of the Securities Act of 1933, as amended, Schwab Capital Trust I certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, and the State of California, on the 22nd day of April, 2004.

SCHWAB CAPITAL TRUST I

By:	The Charles Schwab Corporation, as Depositor

By:	/s/ CHRISTOPHER V. DODDS Christopher V. Dodds Executive Vice President and Chief Financial Officer

SIGNATURES

SCHWAB CAPITAL TRUST II

Pursuant to the requirements of the Securities Act of 1933, as amended, Schwab Capital Trust II certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, and the State of California, on the 22nd day of April, 2004.

SCHWAB CAPITAL TRUST II

By:	The Charles Schwab Corporation, as Depositor

By:	/s/ CHRISTOPHER V. DODDS Christopher V. Dodds Executive Vice President and Chief Financial Officer

SIGNATURES

SCHWAB CAPITAL TRUST III

Pursuant to the requirements of the Securities Act of 1933, as amended, Schwab Capital Trust III certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of San Francisco, and the State of California, on the 22nd day of April, 2004.

SCHWAB CAPITAL TRUST III

By:	The Charles Schwab Corporation, as Depositor

By:	/s/ CHRISTOPHER V. DODDS Christopher V. Dodds Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*

3.1	Fifth Restated Certificate of Incorporation of The Charles Schwab Corporation, effective May 7, 2001, filed as Exhibit 3.11 to The Charles Schwab Corporation’s quarterly report on Form 10-Q for the quarter ended September 30, 2001 and incorporated herein by reference.

3.2	Third Restated Bylaws of The Charles Schwab Corporation, as amended on May 19, 2003, filed as Exhibit 3.12 to The Charles Schwab Corporation’s quarterly report on Form 10-Q for the quarter ended June 30, 2003 and incorporated herein by reference.

3.3	Form of Certificate of Designation for The Charles Schwab Corporation.*

4.1	Form of Senior Indenture.

4.2	Form of Senior Subordinated Indenture.

4.3	Form of Junior Subordinated Indenture between The Charles Schwab Corporation and JPMorgan Chase Bank.

4.4	Certificate of Trust of Schwab Capital Trust I, as filed with the Delaware Secretary of State on April 19, 2004.

4.5	Certificate of Trust of Schwab Capital Trust II, as filed with the Delaware Secretary of State on April 19, 2004.

4.6	Certificate of Trust of Schwab Capital Trust III, as filed with the Delaware Secretary of State on April 19, 2004.

4.7	Trust Agreement of Schwab Capital Trust I among The Charles Schwab Corporation, as Depositor, JPMorgan Chase Bank, as property trustee, Chase Manhattan Bank USA, National Association, as Delaware trustee, and the administrative trustees named therein.

4.8	Trust Agreement of Schwab Capital Trust II among The Charles Schwab Corporation, as Depositor, JPMorgan Chase Bank, as property trustee, Chase Manhattan Bank USA, National Association, as Delaware trustee, and the administrative trustees named therein.

4.9	Trust Agreement of Schwab Capital Trust III among The Charles Schwab Corporation, as Depositor, JPMorgan Chase Bank, as property trustee, Chase Manhattan Bank USA, National Association, as Delaware trustee, and the administrative trustees named therein.

4.10	Form of Amended and Restated Trust Agreement for each of Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III among The Charles Schwab Corporation, as Depositor, JPMorgan Chase Bank, as property trustee, Chase Manhattan Bank USA, National Association, as Delaware trustee, and the administrative trustees named therein.

4.11	Form of Preferred Security Certificate for each of Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III (included in Exhibit 4.10).

4.12	Form of Guarantee Agreement for each of Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III between The Charles Schwab Corporation, as guarantor, and JPMorgan Chase Bank, as guarantee trustee.

4.13	Form of Purchase Contract Agreement, including form of Security certificate.*

4.14	Form of Unit Agreement, including form of Unit certificate.*

4.15	Form of Warrant Agreement.*

4.16	Form of Preferred Stock Certificate for The Charles Schwab Corporation.*

4.17	Form of Senior Debt Security.*

4.18	Form of Senior Subordinated Debt Security.*

Exhibit No.	Description
4.19	Form of Warrant Certificate,*

4.20	Form of Depositary Shares Agreement.*

4.21	Form of Deposit Share Receipt.*

4.22	Form of Certificate of Designations for The Charles Schwab Corporation (filed as Exhibit 3.3).*

5.1	Opinion of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation, counsel to The Charles Schwab Corporation, as to the validity of the Debt Securities, the Junior Subordinated Debentures, the Preferred Stock, the Common Stock, the Warrants, the Depositary Shares, the Purchase Contracts, the Units and the Trust Preferred Securities Guarantees to be issued by The Charles Schwab Corporation.

5.2	Opinion of Richards, Layton & Finger, P.A., special Delaware counsel to The Charles Schwab Corporation and Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III, as to the validity of the Trust Preferred Securities to be issued by Schwab Capital Trust I, Schwab Capital Trust II and Schwab Capital Trust III.

12.1	Computation of ratio of earnings to fixed charges filed as Exhibit 12.1 to The Charles Schwab Corporation’s annual report on Form 10-K for the fiscal year ended December 31, 2003 and incorporated herein by reference.

23.1	Consent of Deloitte & Touche LLP.

23.2	Consent of Howard, Rice, Nemerovski, Canady, Falk & Rabkin, A Professional Corporation (included in Exhibit 5.1).

23.3	Consent of Richards, Layton & Finger, P.A. (included in Exhibit 5.2,).

24.1	Powers of Attorney (included on the signature page).

25.1	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Senior Debt Indenture.

25.2	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Senior Subordinated Debt Indenture.

25.3	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Junior Subordinated Indenture.

25.4	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Amended and Restated Trust Agreement of Schwab Capital Trust I.

25.5	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Amended and Restated Trust Agreement of Schwab Capital Trust II.

25.6	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Amended and Restated Trust Agreement of Schwab Capital Trust III.

25.7	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Guarantee of Trust Preferred Securities of Schwab Capital Trust I.

25.8	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Guarantee of Trust Preferred Securities of Schwab Capital Trust II.

25.9	Form T-1 Statement of Eligibility of JPMorgan Chase Bank to act as trustee under the Guarantee of Trust Preferred Securities of Schwab Capital Trust III.

*	To be filed by amendment or, if applicable, pursuant to a Current Report on Form 8-K or pursuant to any other report filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934.